FILED PURSUANT TO RULE 424 (b)(2)

Registration No. 333-151361

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 2, 2008)

ALLIED IRISH BANKS,

public limited company

Medium-Term Notes

Due Nine Months or More from Date of Issue

The following terms will generally apply to the medium-term notes (the “notes”) that we may sell from time to time under this prospectus supplement and the accompanying prospectus. We will include information on the specific terms for each note in a pricing supplement to this prospectus supplement that we will deliver to prospective purchasers of any note.

•	Currency Denomination: Each note will be denominated in U.S. dollars or in one or more foreign or composite currencies or currency units.

•	Ranking: Each note will be a senior note, a dated subordinated note or an undated subordinated note.

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Maturity: Each senior note will mature on a business day nine months or more from the date of issue, as specified in the applicable pricing supplement. A subordinated note may be issued with a stated maturity date or without a stated maturity date, as specified in the applicable pricing supplement.

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Interest Rate: Each note will bear interest at (i) a fixed rate, which may be zero in the case of certain notes issued at a price representing a discount from the principal amount payable at maturity, (ii) a floating rate that is reset daily, weekly, monthly, quarterly, semiannually or annually or (iii) a combination of fixed and floating rates.

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Other features: The notes may also be issued as discount notes, currency indexed notes or amortizing notes and payments may be determined by reference to one or more commodity prices, equity indices or other factors.

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Interest Accrual and Payment: Interest on fixed rate notes will accrue from their date of issue as specified in the applicable pricing supplement. Interest on floating rate notes will accrue from their date of issue and, as specified in the applicable pricing supplement, will be payable in arrears monthly, quarterly, semiannually or annually and at final maturity.

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Redemption and Repurchase: The notes may be subject to redemption at our option, in whole or in part, prior to their stated maturity (if any) if so provided in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, the notes will not be subject to repurchase by us at the option of the holder of the notes.

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Form of notes: Each note will be issued in fully registered book-entry form or definitive form. Each book-entry note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or another depositary identified in the applicable pricing supplement) and registered in the name of the depositary’s nominee. Interests in book-entry notes will be shown on, and transfers of book-entry notes will be effected only through, records maintained by the depositary and its participants. Book-entry notes will not be issuable as definitive notes except under the limited circumstances described in the prospectus or this prospectus supplement.

Unless otherwise indicated in the applicable pricing supplement, the notes will be offered at a public offering price of 100% and the agents’ discounts or commissions and proceeds before expenses will be specified in the applicable pricing supplement.

Investing in these securities involves certain risks. See “ Risk Factors” on page S-2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

Arranger

Merrill Lynch & Co.

Dealers
Barclays Capital	Citi	Credit Suisse
Deutsche Bank Securities	HSBC	JPMorgan
Lehman Brothers	Morgan Stanley	RBS Greenwich Capital
Wachovia Securities

Prospectus Supplement dated June 2, 2008

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR MANAGEMENT AND OTHERS	2
ALLIED IRISH BANKS, p.l.c.	3
USE OF PROCEEDS	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF PREFERENCE SHARES	24
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS	30
TAX CONSIDERATIONS	35
PLAN OF DISTRIBUTION	51
FURTHER INFORMATION	53
VALIDITY OF SECURITIES	53
EXPERTS	54
EXPENSES OF ISSUANCE AND DISTRIBUTION	54

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any applicable pricing supplement and any free writing prospectus. Neither we nor any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement and any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since the applicable date.

References in this prospectus supplement to “AIB,” “the Company,” “we,” “us” or “our” are to Allied Irish Banks, p.l.c.

Other terms used but not defined in this prospectus supplement shall have the meanings given to them in the accompanying prospectus.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the currency of the United States.

The offer and sale of the notes is subject to certain restrictions. See “Plan of Distribution— Selling Restrictions” in the accompanying prospectus.

RISK FACTORS

Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. Notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

This prospectus supplement and the accompanying prospectus do not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a foreign currency or a composite currency or currency unit or notes indexed to currency values, commodities or interest rate indices and we disclaim any responsibility to advise prospective purchasers of such risks as they exist at the date of this prospectus supplement or as such risks may change from time to time. You should consult your financial, legal and tax advisors as to the risks entailed in an investment in foreign currency notes or indexed notes. Such notes are not an appropriate investment for prospective purchasers who are unsophisticated with respect to foreign currency or indexed transactions.

We urge you to carefully review the risks described below, before you decide to buy notes. In particular, you should review the risks relating to our business included in our most recent annual report on Form 20-F. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes could decline, in which case you may lose all or part of your investment.

General

Notes Indexed to Interest Rate or Other Indices or Formulas May Have Risks Not Associated With a Conventional Debt Security

If you invest in notes indexed to one or more interest rate or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and/or at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Redemption May Adversely Affect Your Return on the Notes

If your notes are redeemable at our option, including our right to redeem your notes if we are, or a material probability exists that we will be required to pay additional amounts in the circumstances set forth in the accompanying prospectus and/or any applicable pricing supplement in connection with any withholding or deduction for, or on account of, any and all present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings of whatever nature imposed or levied on payments in respect of such notes, by or on behalf of any governmental authority, or upon the occurrence of a redemption for tax purposes, we may choose to redeem your notes at times when prevailing interest rates are relatively low. In addition, if your notes are subject to mandatory redemption, we may be required to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed. Our redemption right may also adversely impact your ability to sell the notes.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading and Market Value of Your Notes

Upon issuance, your notes will not have an established trading market. Unless otherwise specified in the applicable pricing statement, your notes will not be listed on any exchange. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•	the complexity and volatility of the index or formula applicable to your notes;

•	the method of calculating the principal, premium and interest in respect of your notes;

•	the time remaining to the maturity of your notes;

•	the outstanding amount of your notes;

•	any redemption features of your notes;

•	the amount of other debt securities linked to the index or formula applicable to your notes; and

•	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks involving your notes.

Our Credit Ratings May Not Reflect All Risks of an Investment in the Notes

The credit ratings of our notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market for, or trading value of, your notes. A rating is not a recommendation to purchase, sell or hold any particular security, including your notes. There can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The rating of the program and any related notes may not reflect the potential impact of all risks related to your notes.

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You

We may issue securities in a denomination other than U.S. dollars. An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note on which all or a part of any payment due is based on a currency other than U.S. dollars has significant risks that are not associated with a similar investment in non-indexed notes or indexed notes based solely on U.S. dollars. These risks include, but are not limited to:

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the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency, including such changes resulting from official redenomination relating to such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

These risks generally depend on factors over which we have no control and which cannot be readily foreseen, such as:

•	economic events;

•	political events;

•	the supply of, and demand for, the relevant currencies;

•	inflation rates;

•	interest rate levels; and

•	governmental fiscal policies in the countries of the relevant currencies.

If payments on your notes denominated in a foreign currency are determined by reference to a formula containing a multiplier or leverage factor, the effect on any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and some foreign currencies in which our notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile and similar or greater volatility may occur in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against U.S. dollars could result in a decrease in the effective yield of the foreign currency note below its coupon rate and could result in a substantial loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked note, changes in exchange rates relating to any of the relevant currencies may result in a decrease in the note’s effective yield and in your loss of all or a substantial portion of the principal of that note.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any specified currency.

Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on such note are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement. However, if the specified currency for any note is not available because the Euro has been substituted for that currency, we would make the payments in Euro. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See “—The Unavailability of Currencies Could Result in a Substantial Loss to You” and “Description of the Notes— Payment Currency” below.

There are certain risks related to Notes issued at a substantial discount or premium

The market values of securities issued at a substantial discount or premium to their principal amount tend to fluctuate more in relation to general changes in interest rates than do prices for conventional interest-bearing securities. Generally, the longer the remaining term of the securities, the greater the price volatility as compared to conventional interest-bearing securities with comparable maturities. If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of such notes may be less than the principal amount thereof plus accrued and unpaid interest and premium, if any. The amount payable will be determined by the formula set forth in this prospectus supplement or the applicable pricing supplement.

You should carefully consider the subordination and related provisions and the events of default of the dated subordinated notes and the undated subordinated notes

The dated subordinated notes will be our subordinated unsecured obligations and will be subordinated in right of payment to the senior notes and certain of our other senior obligations. The undated subordinated notes will also be our subordinated unsecured obligations and will be subordinated in right of payment to both the senior notes and to the dated subordinated notes. It is possible that in the event of our winding up, holders of subordinated notes may receive less than any amount owing in respect of such notes, or may receive nothing at all, even if notes ranking senior in right of payment have been paid in full. The events of default and rights and remedies of holders following an event of default pursuant to the dated subordinated notes and the undated subordinated notes are limited relative to the events of default and rights and remedies under the senior notes. Our obligation to make any payments on undated subordinated notes is also limited relative to both the senior notes and the dated subordinated notes. You should carefully consider the descriptions of the status and subordination, the applicable events of default and remedies and related provisions of the dated subordinated notes and undated subordinated notes in the accompanying prospectus.

Interest rate risks may adversely affect the Notes

Investment in fixed rate notes involves the risk that subsequent changes in market interest rates may adversely affect the value of fixed rate notes.

Risks related to Inverse Floating Rate Notes

Inverse floating rate notes have an interest rate equal to a fixed rate minus a rate based upon a reference rate such as LIBOR or EURIBOR. The market values of such notes typically are more volatile than market values of other conventional floating rate debt securities based on the same reference rate (and with otherwise comparable terms). Inverse floating rate notes are more volatile because an increase in the reference rate not only decreases the interest rate of the notes, but may also reflect an increase in prevailing interest rates, which further adversely affects the market value of these notes.

Risks related to Floating Rate/Fixed Rate Notes

Floating Rate/Fixed Rate notes may bear interest at a rate that we may elect to convert from a fixed rate to a floating rate, or from a floating rate to a fixed rate. Our ability to convert the interest rate will affect the secondary market and the market value of such notes since we may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If we convert from a fixed rate to a floating rate, the spread on the fixed/floating rate notes may be less favorable than the then-prevailing spreads on comparable floating rate notes tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other notes. If we convert from a floating rate to a fixed rate, the fixed rate may be lower than the then-prevailing rates on its notes.

The Unavailability of Currencies Could Result in a Substantial Loss to You

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and the specified currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing the specified currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community;

then all payments on the note will be made in U.S. dollars until the specified currency is again available or so used. The amounts so payable on any date in the specified currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the specified currency or as otherwise indicated in the applicable pricing supplement. Any payment on the note made under these circumstances in U.S. dollars will not constitute an event of default under the indentures. Notwithstanding the foregoing, if the specified currency for any note is not available because the Euro has been substituted for that currency, the payments will be made in Euro.

Purchasers are required to pay for each note in a currency specified by us for such note. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, an agent may at its discretion arrange for the exchange of U.S. dollars into the specified currency to enable the purchaser to pay for such note. Each of these exchanges will be made by the agent. The terms, conditions, limitations and charges that the agent may from time to time establish in accordance with its regular foreign exchange practice will control the exchange. As a result, you may have difficulty or be unable to convert such specified currencies into U.S. dollars on a timely basis or at all. The purchaser must pay all costs of exchange.

If the specified currency of a note is officially redenominated, other than as a result of participation in the European Monetary Union, such as by an official redenomination of the specified currency that is a composite currency, then our payment obligations on the note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under the notes as a result of:

•	any change in the value of the specified currency of the notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You

The notes will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. It is not clear, however, whether in granting any judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date judgment is rendered or some other date. Under Section 27 of the New York Judiciary Law, an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. The exchange rate on the date of judgment could be more or less favorable than the exchange rate on the date the judgment is paid. Consequently, in a lawsuit for payment on a note denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until a judgment is entered.

Changes in the Value of Underlying Assets of Indexed Notes Could Result in a Substantial Loss to You

An investment in currency indexed notes or other indexed notes entails significant risks not associated with similar investments in a conventional debt security. The interest rate on a currency indexed note or other indexed note may result in payment of interest at a rate that is less than that payable on a conventional fixed rate debt security issued at the same time, including the possibility that no interest will be payable on the currency indexed note or other indexed note. If the principal amount is so indexed, the principal amount payable at maturity may be less than the original purchase price of the note (if permitted pursuant to the terms of the note), including the possibility that no principal will be paid.

The market prices for these notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable currency, security, basket of securities, commodity or index, including:

•	the volatility of the indexed currency, security, basket of securities, commodity or index;

•	the time remaining until the maturity of the notes;

•	the outstanding principal amount of the notes; and

•	prevailing market interest rates.

The value of the indexed currency, security, basket of securities, commodity or index will depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the principal amount, premium, if any, or rate of interest, if any, payable with respect to these notes contains a multiple or leverage factor, the effect of any change in the indexed currency, security, basket of securities, commodity or index may be increased. The historical experience of the relevant currencies, securities, baskets of securities, commodities or indices should not be taken as an indication of future performance of such currencies, securities, baskets of securities, commodities or indices during the term of any note.

In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to prices that are published solely by third parties or entities which are not regulated by the laws of the United States.

The risk of loss as a result of linking principal or interest payments on indexed notes to an index and to the underlying assets can be substantial. You should consult your own financial and legal advisors as to the risks of an investment in indexed notes.

DESCRIPTION OF THE NOTES

We may issue senior notes, dated subordinated notes or undated subordinated notes (together, the “notes”). The senior notes will be issued under the senior debt indenture, dated as of June 2, 2008 (the “senior debt indenture”), between AIB and The Bank of New York, as trustee (referred to herein as the “trustee”). The dated subordinated notes will be issued under the dated subordinated debt indenture, dated as of June 2, 2008 (the “dated subordinated debt indenture”) between AIB and the trustee. The undated subordinated notes will be issued under the undated subordinated debt indenture, dated as of June 2, 2008 (the “undated subordinated debt indenture”, together with the senior debt indenture and the dated subordinated debt indenture, the “indentures”).

The following summary of selected provisions of the notes and of the indentures is not complete and is qualified in its entirety by reference to the indentures and the forms of notes. You should review the indentures and the notes, the forms of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Capitalized terms used but not defined herein or in the accompanying prospectus have the meanings given to them in the indentures. The term “securities,” as used under this caption, refers to all securities issued and issuable from time to time under the indentures and includes the notes. The pricing supplement for each offering of notes will contain the specific information and terms for that offering. If any information in the pricing supplement, including any changes in the method of calculating interest on any notes, is inconsistent with this prospectus supplement, you should rely on the information in the pricing supplement. The pricing supplement may also add, update or change information contained in the prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and the pricing supplement in making your investment decision. The following description will apply to the notes unless otherwise specified in a pricing supplement.

Each note will be denominated either in U.S. dollars or in one or more foreign or composite currencies or currency units. The applicable pricing supplement will specify the denominated currency and the payment currency, which may be U.S. dollars or one or more foreign or composite currencies or currency units, in which the principal and interest with respect to the note will be paid. The denominated currency and the payment currency may be the same currency or different currencies. If the denominated currency or the payment currency is not U.S. dollars, the applicable pricing supplement will also include any other terms relating to the currency or currencies, including exchange rates as against the U.S. dollar at selected times during the last five years, and any exchange controls affecting the denominated currency or payment currency. See “Risk Factors” above and “Tax Considerations” in the accompanying prospectus.

General

The senior notes, issued and to be issued under the senior debt indenture, will be our senior unsecured obligations and will rank pari passu with all of our other senior unsecured indebtedness from time to time outstanding. The dated subordinated notes, issued and to be issued under the dated subordinated debt indenture, will be our subordinated unsecured obligations notes and will rank pari passu without any preference among themselves and will be subordinated in right of payment to the senior notes and certain of our other senior obligations. The undated subordinated notes, issued and to be issued under the undated subordinated debt indenture, will be our subordinated unsecured obligations and will rank pari passu without any preference among themselves and will be subordinated in right of payment to both the senior notes and to the dated subordinated notes and certain of our other senior and senior subordinated obligations. The events of default and rights and remedies of holders following an event of default pursuant to the dated subordinated notes and the undated subordinated notes are limited relative to those under the senior notes. Our obligation to make any payments on undated subordinated notes is also limited. You should carefully consider the descriptions of the status and subordination, the applicable events of default and remedies and related provisions of the dated subordinated notes and undated subordinated notes in the accompanying prospectus.

The indentures do not limit the aggregate principal amount of securities which may be issued thereunder and securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by us for each series. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes or other securities under the indentures in addition to the notes offered hereby.

The notes offered pursuant hereto are part of a series with indeterminate aggregate initial offering prices. The notes will be offered on a continuing basis and, in the case of the senior notes and the dated subordinated notes, will mature on a business day (as defined herein) nine months or more from the date of issue, as set forth in the applicable pricing supplement. The undated subordinated notes will not have a stated maturity date. Interest-bearing notes will bear interest at either a fixed rate (referred to as “fixed rate notes”), or a rate determined by reference to one or more base rates (as defined herein), which may be adjusted by a spread or spread multiplier (as defined herein) (referred to as “floating rate notes”). In no event will the rate of interest payable on any fixed rate note or floating rate note be in excess of the maximum rate of interest permitted by applicable law. Discount notes (as defined herein) may be issued at discounts from their principal amount payable at stated maturity (if any) and some discount notes may be zero coupon notes which will bear no interest, except in the case of default in payment of principal upon acceleration or redemption (if applicable), or may bear no interest for a specified period following the date of issue. Unless otherwise specified in an applicable pricing supplement, the notes will be denominated and will be payable in U.S. dollars.

Interest rates, interest rate formulas and other variable terms of the notes are subject to change by us from time to time, but no such change will affect any note already issued or as to which an offer to purchase has been accepted by us. Interest rates offered by us with respect to the notes may differ, depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

Each note will be issued in fully registered book-entry form, referred to as a “book-entry note,” or definitive form, referred to as a “definitive note”, in denominations of $750,000 or any integral multiple of $1,000 in excess thereof, unless a different denomination is specified in the applicable pricing supplement. Each book-entry note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or another depositary identified in the applicable pricing supplement) (the “depositary”) and registered in the name of the depositary’s nominee. Book-entry notes may be transferred or exchanged only through a participating member of the depositary. See “Clearance and Settlement”. Registration of transfers of definitive notes will be made at the corporate trust office of the trustee. No service charge will be made by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 3.4, 9.6 or 11.7 of the indentures, not involving any transfer). Unless otherwise specified in the applicable pricing statement, the notes will not be listed on any exchange.

Notes denominated in a denominated currency other than U.S. dollars will be issued in denominations of the equivalent of U.S. $750,000 or any integral multiple of $1,000 in excess thereof (or any different denomination specified in the applicable pricing supplement, if applicable), as determined by reference to the noon U.S. dollar buying rate in New York City for cable transfers of such denominated currency published by the Federal Reserve Bank of New York (the “market exchange rate”) for the business day immediately preceding the date of issuance.

We will pay principal of and interest, if any, on book-entry notes through the trustee to the depositary. See “Clearance and Settlement.” In the case of definitive notes, we will pay principal at the stated maturity (if any) of each definitive note (or on any prior date on which the principal or an installment of principal of such definitive note becomes due and payable, whether by declaration of acceleration, call for redemption, put for repurchase, or otherwise) (each such date, a “maturity”), upon presentation of the definitive note at the corporate trust office of the trustee or at any other place designated by us. Payment of interest due at maturity (if any) will be made to the person to whom payment of the principal of the definitive note shall be made. Payment of interest due on definitive notes other than at maturity (if any) will be made at the corporate trust office of the trustee or, at our option, may be made by check mailed to the address of the person entitled thereto as the address may appear in the register of securities. Notwithstanding the foregoing, we will make payments of interest, if any, on any interest payment date other than the maturity date to each registered holder of $10,000,000 (or, if the payment currency is other than United States dollars, the equivalent thereof in the particular payment currency) or more in aggregate principal amount of definitive notes (whether having identical or different terms and provisions) by wire transfer of immediately available funds if the applicable registered holder has delivered appropriate wire transfer instructions in writing to the trustee not less than 15 days prior to the particular interest payment date. Any wire transfer instructions received by the trustee shall remain in effect until revoked by the applicable registered holder.

The indentures do not afford holders of the notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders of the notes.

As used in this prospectus supplement, “business day” means:

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for any note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in Ireland or The City of New York;

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for notes the payment of which is to be made in a denominated currency other than U.S. dollars only, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the principal financial center (as defined below) of the country of the denominated currency;

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for LIBOR notes only, the day is also a London business day, which means any day on which commercial banks are open for business (including dealings in the LIBOR currency (defined below)) in London; and

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for EURIBOR notes and notes denominated in Euros only, the day is also a TARGET business day, which means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

“Principal financial center” means, unless otherwise defined in an applicable pricing supplement, as applicable:

•	the capital city of the country issuing the payment currency; or

•	the capital city of the country to which the LIBOR currency relates;

provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the “principal financial center” shall be The City of New York, Sydney, Toronto (solely in the case of the payment currency), London (solely in the case of LIBOR currency) or Frankfurt am Main, Germany (or such principal financial center or centers of any of the member states of the European Union that adopt the Euro), Johannesburg and Zurich, respectively.

“LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

“Discount note” means any security which provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the stated maturity thereof.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Reopening of Issue

We may from time to time, without the consent of existing note holders, issue additional notes having the same terms and conditions (including maturity and interest payment terms) as previously issued notes in all respects, except for issue date, issue price and the first payment of interest. Additional notes issued in this manner will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

Payment Currency

If the applicable pricing supplement provides for payments of interest and principal on non-U.S. dollar denominated notes to be made in U.S. dollars, conversion of the payment currency into U.S. dollars will be effected in the manner set forth in the applicable pricing supplement.

Except as set forth below, if the principal of, or interest on, any note is payable in a payment currency other than U.S. dollars and such payment currency is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the country issuing the currency or for the settlement of transactions by public institutions within the international banking community, then we will be entitled to satisfy our obligations to holders of the notes by making the payment in U.S. dollars on the basis of the market exchange rate on the date of the payment or, if the market exchange rate is not then available, as of the most recent practicable date. However, if the specified currency for any note is not available because the Euro has been substituted for that currency, we would make the payments in Euro. Any payment made under these circumstances in U.S. dollars or Euro where the required payment is in a payment currency other than U.S. dollars or Euro will not constitute an event of default.

All determinations referred to above made by us or any of our agents shall be at our or our agent’s sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on holders of the notes.

Redemption and Repurchase

Unless otherwise specified in an applicable pricing supplement, the notes will not be subject to any sinking fund. If provided in an applicable pricing supplement, the notes may be subject to redemption, in whole or in part, prior to their stated maturity (or otherwise in the case of undated subordinated notes) at our option or through operation of a mandatory or optional sinking fund or analogous provisions. The applicable pricing supplement will set forth the detailed terms of redemption, including, but not limited to, the dates after or on which and the price or prices (including premium, if any) at which the notes may be redeemed. See “Description of Debt Securities— Redemption— Optional Redemption” in the accompanying prospectus.

Unless otherwise specified in an applicable pricing supplement, notes will not be subject to purchase by us at the option of the holder thereof. If a purchase date or dates (each, a “purchase date”) with respect to a note is specified in an applicable pricing supplement, on each specified purchase date, we will become obligated to purchase, at the option of the holder, all or a portion of the note for which a written purchase notice has been delivered by the holder to the trustee, at any time from the opening of business on the date that is 60 days prior to the purchase date until the close of business on the date that is 30 days prior to the purchase date, subject to certain additional conditions described below. The delivery to the trustee of a purchase notice is irrevocable.

Each purchase notice must state:

(i) the CUSIP numbers of the notes to be delivered by the holder thereof for purchase by us;

(ii) the portion of the principal amount of notes to be purchased, which portion must be $750,000 or an integral multiple of $1,000 in excess thereof; and

(iii) that the notes are to be purchased by us pursuant to the applicable provisions of the notes.

Any note which is to be purchased by us only in part must be surrendered at a place of payment therefor, and we will execute, and the trustee will authenticate and deliver to the holder of the note without service charge, a new note or notes of like tenor, of any authorized denomination as requested by the holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the note so surrendered.

The price payable on any purchase date with respect to any applicable note will be equal to the applicable purchase price specified in the applicable pricing supplement, together with accrued interest to but excluding the purchase date. Any installments of interest payable prior to the purchase date will be payable to the holders of the notes, or one or more predecessor securities, registered as such at the close of business on the relevant regular record dates, all according to the provisions of the indentures.

If a purchase notice has been given with respect to an applicable note, from and after the applicable purchase date (unless we default in payment of the purchase price and accrued interest), the note (or portion thereof to be purchased) will cease to bear interest and all other rights of the holder (other than the right to receive the purchase price, together with accrued interest to but excluding the purchase date, upon the delivery of the note in accordance with its terms) will terminate. Payment of the purchase price, together with accrued interest to but excluding the purchase date, for a note for which a purchase notice has been delivered is conditioned upon delivery of such note (with, if we or the trustee so requires, due endorsement by, or a written instrument of transfer in a form satisfactory to us and the trustee duly executed by, the holder thereof or his attorney duly authorized in writing) to the trustee at its corporate trust office, or at any other place of payment designated by us for that purpose, at any time (whether prior to, on or after the purchase date) after delivery of the purchase notice. Payment of the purchase price for the note (or portion thereof to be purchased), together with accrued interest to the purchase date, will be made on the later of the purchase date or promptly following the time of delivery of the note.

No notes may be purchased if there has occurred and is continuing an event of default (other than a default in payment of the purchase price, together with accrued interest, with respect to the notes).

We will not be required to:

(i) issue, register the transfer of or exchange any note having a purchase date specified therein during a period beginning at the opening of business 15 days before the first date any purchase notice may be delivered to the trustee with respect thereto and ending at the close of business on the last date a purchase notice may be delivered to the trustee with respect thereto; or

(ii) register the transfer of or exchange any note, or portion thereof, for which a purchase notice has been delivered to the trustee, except the portion of any the note for which the purchase notice has not been delivered to the trustee.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other applicable securities laws or regulations in connection with any such repurchase.

We may at any time purchase notes at any price or prices in the open market or otherwise. In the case of undated subordinated debt securities, the notes may be purchased if the conditions described under “Description of Debt Securities—Payments; Arrears of Interest for Undated Subordinated Debt Securities” in the accompanying prospectus have been satisfied.

Notes so purchased by us may be held or resold or, at our discretion, may be surrendered to the trustee for cancellation.

For all purposes of this prospectus supplement, any applicable pricing supplement and the indentures, unless the context otherwise requires, all provisions relating to the redemption or purchase by us of notes shall relate, in the case of any notes redeemed or purchased or to be redeemed or purchased by us only in part, to the portion of the principal amount of the notes which has been or is to be so redeemed or purchased.

Interest

General

Unless otherwise specified in an applicable pricing supplement, each note, other than certain discount notes, will bear interest from the date of original issue at the rate per annum, or, in the case of a floating rate note, pursuant to the interest rate formula, stated therein, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in an applicable pricing supplement on which an installment of interest is due and payable (an “interest payment date”) and at maturity. Each interest payment shall be the amount of interest accrued from and including the most recent interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of original issue if no interest has been paid or duly provided for with respect to the note) to but excluding the next succeeding interest payment date or the maturity date, as the case may be (referred to herein as an “interest accrual period”). The first payment of interest on any note originally issued between a regular record date and the succeeding interest payment date will be made on the interest payment date immediately following the next succeeding regular record date to the registered holder on the next succeeding regular record date. As a result of certain interest rate characteristics of the notes, they may be issued with original issue discount for United States Federal income tax purposes. Certain United States Federal tax considerations and other considerations applicable to any notes may be described in an applicable pricing supplement. See “Tax Considerations” in the accompanying prospectus.

Interest rates offered by us with respect to the notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of notes are subject to change by us from time to time, but none of these changes will affect any note previously issued or as to which an offer to purchase has been accepted by us.

Fixed Rate Notes

The interest payment dates with respect to fixed rate notes and the regular record dates in respect of the interest payment dates will be specified in an applicable pricing supplement. If any interest payment date or maturity of a fixed rate note falls on a day that is not a business day with respect to such fixed rate note, the payment due on such interest payment date or at maturity will be made on the following day that is a business day with respect to the fixed rate note as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date or maturity, as the case may be. Interest on each fixed rate note will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

General. Unless otherwise specified in an applicable pricing supplement, floating rate notes will be issued as described below. Interest on floating rate notes will be determined by reference to a “base rate,” to be specified in the applicable pricing supplement, which may be one or more of the following:

•	the CD Rate (as defined below), in which case the note will be a “CD Rate note;”

•	the CMT Rate (as defined below), in which case the note will be a “CMT Rate note;”

•	the Commercial Paper Rate (as defined below), in which case the note will be a “Commercial Paper Rate note;”

•	the Eleventh District Cost of Funds Rate (as defined below), in which case the note will be an “Eleventh District Cost of Funds Rate note;”

•	EURIBOR (as defined below), in which case the note will be a “EURIBOR note;”

•	the Federal Funds Rate (as defined below), in which case the note will be a “Federal Funds Rate note;”

•	LIBOR (as defined below), in which case the note will be a “LIBOR note;”

•	the Prime Rate (as defined below), in which case the note will be a “Prime Rate note;”

•	the Treasury Rate (as defined below), in which case the note will be a “Treasury Rate note;” or

•	any other base rate or interest rate formula as may be set forth in the applicable pricing supplement.

In addition, a floating rate note may bear interest calculated by reference to the lowest of two or more base rates determined in the same manner as the base rates are determined for the types of notes described above. Each floating rate note and the applicable pricing supplement will specify the base rate or rates applicable thereto.

Interest Rate Calculation. The interest rate on each floating rate note will be calculated by reference to the specified base rate or the lowest of two or more specified base rates, in either case plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The “spread” is the number of basis points to be added to or subtracted from the related base rate or rates applicable to the floating rate note. The “spread multiplier” is the percentage of the related base rate or rates to be multiplied to determine the applicable interest rate on the floating rate note. The “index maturity” is the period to maturity of the instrument or obligation with respect to which the related base rate or rates are calculated. Each floating rate note and the applicable pricing supplement will specify the index maturity and the spread or spread multiplier, if any, applicable thereto.

With respect to each floating rate note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360, in the case of Commercial Paper Rate notes, LIBOR notes, CD Rate notes, Federal Funds Rate notes, Prime Rate notes, Eleventh District Cost of Funds Rate notes and EURIBOR notes and by the actual number of days in the year, in the case of Treasury Rate notes and CMT Rate notes. Unless otherwise specified in an applicable pricing supplement, the interest factor for notes for which the interest rate is calculated with reference to two or more base rates will be calculated in each period in the same manner as if only the lowest applicable base rate specified in the applicable pricing supplement applied.

All percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all amounts used in or resulting from the calculation on floating rate notes will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

Unless otherwise specified in an applicable pricing supplement, the trustee will be the “calculation agent” with respect to all floating rate notes. Upon the request of the holder of any floating rate note, the trustee will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next interest reset date with respect to the floating rate note. If at any time the trustee is not the calculation agent, we will notify the trustee of each determination of the interest rate applicable to any the floating rate note promptly after the determination is made by any successor calculation agent. The “calculation date,” where applicable, pertaining to any interest determination date is the date by which the applicable interest rate must be calculated and will be the earlier of (a) the tenth calendar day after the interest determination date, or, if any such day is not a business day, the next succeeding business day and (b) the business day preceding the applicable interest payment date or maturity date, as the case may be.

Interest Rate Dates. Each floating rate note and the applicable pricing supplement will specify whether the rate of interest on the floating rate note will be reset daily, weekly, monthly, quarterly, semiannually or annually and the date on which the interest rate will be reset (each, an “interest reset date”) and the period between interest reset dates (each, an “interest reset period”). Unless otherwise specified in a floating rate note and the applicable pricing supplement, the interest reset date will be, in the case of a floating rate note which resets:

(a) daily, each business day;

(b) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate notes, which reset the Tuesday of each week, except as specified below);

(c) monthly, the third Wednesday of each month, other than Eleventh District Cost of Funds Rate notes, which will reset the first calendar day of each month;

(d) quarterly, the third Wednesday of March, June, September and December of each year;

(e) semiannually, the third Wednesday of each of the two months specified in the applicable pricing supplement; and

(f) annually, the third Wednesday of the month specified in the applicable pricing supplement.

If any interest reset date for any floating rate note would otherwise be a day that is not a business day, the interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of a LIBOR note or a EURIBOR note (or a note for which LIBOR or EURIBOR is the applicable base rate), if the business day is in the next succeeding calendar month, the interest reset date will be the last business day in the preceding month.

Interest Determination Dates. The interest rate applicable to each interest reset period commencing on the interest reset date or dates with respect to the interest reset period will be the rate determined on the applicable “interest determination date.” Unless otherwise specified in an applicable pricing supplement, the interest determination date will be as set forth below for each note:

•

with respect to a Commercial Paper Rate note (the “Commercial Paper Interest determination date”), a Federal Funds Rate note (the “Federal Funds Interest determination date”), and a Prime Rate note (the “Prime Rate Interest determination date”), the interest determination date will be the business day preceding each interest reset date;

•	with respect to a CD Rate note (the “CD Interest determination date”), the interest determination date will be the second business day preceding each interest reset date;

•	with respect to a LIBOR note (the “LIBOR Interest determination date”), the interest determination date will be the second London business day preceding each interest reset date;

•	with respect to a CMT Rate note (the “CMT Interest determination date”), the interest determination date will be the second U.S. Government Securities Business Day preceding each interest reset date;

•	with respect to a EURIBOR note (the “EURIBOR determination date”), the interest determination date will be the second TARGET business day preceding each interest reset date;

•

with respect to an Eleventh District Cost of Funds Rate note (the “Eleventh District Cost of Funds Interest determination date”), the interest determination date will be the last working day of the month immediately preceding each interest reset date on which the Federal Home Loan Bank of San Francisco publishes the Eleventh District Cost of Funds Index;

•

with respect to a Treasury Rate note (the “Treasury Rate Interest determination date”), the interest determination date will be the day in the week in which the interest reset date falls on which day Treasury Bills normally would be auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday) or, if no auction is held for a particular week, the first business day of that week. If, as a result of a legal holiday, an auction is held on the Friday of the week preceding the interest reset date, the related interest determination date shall be such preceding Friday and if an auction shall fall on any interest reset date, then the interest reset date shall instead be the first business day immediately following the auction; and

•

with respect to a note the interest rate of which is determined with reference to two or more base rates, the interest determination date will be the latest business day which is at least two business days prior to the interest reset date for the note on which each base rate shall be determinable. Each base rate shall be determined and compared on that date, and the applicable interest rate shall take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date and the interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date, subject in either case to applicable provisions of law and any maximum or minimum interest rate limitation referred to above. The applicable pricing supplement will specify the initial interest rate, which is the interest rate in effect with respect to a floating rate note for the period from the date of original issue to the first interest reset date.

Maximum and Minimum Interest Rates. Any floating rate note and the applicable pricing supplement may also specify either or both a maximum interest rate and a minimum interest rate at which interest may accrue during any interest reset period. In addition to any maximum interest rate which may be applicable to any floating rate note pursuant to the above provisions, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to floating rate notes in which $2,500,000 or more has been invested.

Interest Payment Date. Except as provided below or in the applicable pricing supplement, the interest payment date will be:

(a) in the case of a floating rate note which resets daily, weekly or monthly, other than Eleventh District Cost of Funds Rate notes, on the third Wednesday of each month or on the third Wednesday of each March, June, September and December of each year, as specified therein and in the applicable pricing supplement;

(b) in the case of Eleventh District Cost of Funds Rate notes, on the first calendar day of each March, June, September and December;

(c) in the case of a floating rate note which resets quarterly, on the third Wednesday of March, June, September and December of each year;

(d) in the case of a floating rate note which resets semiannually, on the third Wednesday of each of the two months specified therein and in the applicable pricing supplement; and

(e) in the case of a floating rate note which resets annually, on the third Wednesday of the month specified therein and in the applicable pricing supplement;

and, in each case, at maturity.

If any interest payment date (other than an interest payment date occurring on the maturity date) for a floating rate note falls on a day that is not a business day with respect to the note, the interest payment date will be postponed to the following day that is a business day with respect to that note, except that, in the case of a LIBOR note or a EURIBOR note (or a note for which LIBOR or EURIBOR is the applicable base rate), if the business day is in the next succeeding calendar month, the interest payment date shall be the immediately preceding day that is a business day with respect to that note. If the maturity of a floating rate note falls on a day that is not a business day with respect to the note, the payment of principal and interest may be made on the next succeeding business day with respect to that note, and no interest on that payment shall accrue for the period from and after the maturity. Unless otherwise specified in a floating rate note and the applicable pricing supplement, the regular record date or dates for interest payable on the floating rate note will be the fifteenth day (whether or not a business day) immediately preceding the related interest payment date or dates.

Regular Floating Rate Notes. Unless a floating rate note is designated as a floating rate/fixed rate note or an inverse floating rate note, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, the particular floating rate note will be a regular floating rate note and will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the rate at which interest on a regular floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a floating rate/fixed rate note, the particular floating rate component will bear interest at the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any.

Commencing on the first interest reset date, the rate at which interest on a floating rate/fixed rate note is payable will be reset as of each interest reset date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate; and

•

the interest rate in effect commencing on the fixed rate commencement date will be the fixed interest rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the fixed rate commencement date.

Inverse Floating Rate Notes. If a floating rate note is designated as an “inverse floating rate note,” the particular floating rate note will bear interest at the fixed interest rate minus the rate determined by reference to the applicable interest rate basis or bases:

•	plus or minus the applicable spread, if any, and/or

•	multiplied by the applicable spread multiplier, if any;

provided, however, that interest on an inverse floating rate note will not be less than zero. Commencing on the first interest reset date, the rate at which interest on an inverse floating rate note is payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first interest reset date will be the initial interest rate.

Certain Definitions. As used in this prospectus supplement, the terms “H.15(519)” and “H.15 Daily Update” have the following meanings:

•	“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

•

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/ update/h15upd.htm, or any successor site or publication.

The interest rate in effect with respect to a floating rate note from the date of issue to the first interest reset date will be the initial interest rate. The interest rate for each subsequent interest reset date will be determined by the calculation agent in accordance with the provisions described below.

CD Rate Notes

CD Rate notes will bear interest at the interest rates (calculated with reference to the CD Rate and the spread or spread multiplier, if any) specified in such CD Rate notes and in an applicable pricing supplement. The calculation agent will determine the CD Rate on each CD Interest determination date.

Unless otherwise indicated in the applicable pricing supplement, “CD Rate” means, with respect to any CD Interest determination date, the rate on such date for negotiable certificates of deposit having the index maturity designated in the applicable pricing supplement as published in H.15(519) under the caption “CDs (secondary market)” or, if not so published by 3:00 P.M., New York City time, on the calculation date pertaining to the CD Interest determination date, the CD Rate will be the rate on such CD Interest determination date for negotiable certificates of deposit of the index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”.

The following procedures will be followed if the CD Rate cannot be determined as described above:

•

If by 3:00 P.M., New York City time, on the calculation date pertaining to the CD Interest determination date the rate is not yet published in either H.15(519) or H.15 Daily Update or another recognized electronic source, then the CD Rate on that CD Interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that CD Interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more of the agents or their affiliates) selected by the calculation agent for negotiable certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the index maturity designated in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

•

If the dealers selected by the calculation agent are not quoting offered rates as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that CD Interest determination date.

CD Rate notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

CMT Rate Notes

CMT Rate notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the spread or spread multiplier, if any) specified in the CMT Rate notes and in the applicable pricing supplement. The calculation agent will determine the CMT Rate on each CMT Interest determination date.

Unless otherwise specified in the applicable pricing supplement, “CMT Rate” means, with respect to any CMT Interest determination date relating to a CMT Rate note or any floating rate note for which the interest rate is determined with reference to the CMT Rate, if Reuters T7051 Page is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT

(or any other page as may replace the specified page on that service) (“T7051 Page”), for that CMT Interest determination date, or

(b) if the rate referred to in clause (a) does not so appear on the T7051 Page, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular index maturity and for that CMT Interest determination date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on that CMT Interest determination date for the period of the particular index maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d) if the rate referred to in clause (c) is not so published, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three leading primary United States government securities dealers in The City of New York (which may include one or more of the agents or their affiliates) (each, a “Reference Dealer”), selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotations or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity closest to the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest determination date;

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

if Reuters T7052 Page is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters on page FEDCMT (or any other page as may replace the specified page on that service) (“T7052 Page”) for the week ended immediately preceding the week in which that CMT Interest determination date falls, or

(b) if the rate referred to in clause (a) does not so appear on T7052 Page, the percentage equal to the one-week average yield for United States Treasury securities at “constant maturity” having the particular index maturity and for the week preceding that CMT Interest determination date as published in H.15(519) opposite the caption “Treasury Constant Maturities”, or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week average yield for United States Treasury securities at “constant maturity” having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week ended immediately preceding the week in which that CMT Interest determination date falls, or

(d) if the rate referred to in clause (c) is not so published, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that CMT Interest determination date of three Reference Dealers selected by the calculation agent from five Reference Dealers selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on that CMT Interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that CMT Interest determination date.

If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate Notes

Commercial Paper Rate notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the spread or spread multiplier, if any) specified in the Commercial Paper Rate notes and in an applicable pricing supplement. The calculation agent will determine the Commercial Paper Rate on each Commercial Paper Interest determination date.

Unless otherwise specified in an applicable pricing supplement, “Commercial Paper Rate” means, with respect to any Commercial Paper Interest determination date, the money market yield (as defined below) on such date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519), under the heading “Commercial Paper—Nonfinancial”. The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

•

If the rate is not published by 3:00 P.M., New York City time, on the calculation date pertaining to the Commercial Paper Interest determination date, then the Commercial Paper Rate will be the money market yield on that Commercial Paper Interest determination date of the rate for commercial paper of the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the heading “Commercial Paper—Nonfinancial”.

•

If the rate is not published in either H.15(519) or H.15 Daily Update by 3:00 P.M., New York City time, on that calculation date, then the Commercial Paper Rate will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates, as of approximately 11:00 A.M., New York City time, on that Commercial Paper Interest determination date, of three leading dealers of United States dollar commercial paper in New York, New York (which may include one or more of the agents or their affiliates) selected by the calculation agent for commercial paper of the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency.

•

If the dealers selected by the calculation agent are not quoting offered rates as mentioned in the preceding sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Commercial Paper Interest determination date.

“Money market yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

money market	=	D x 360	x 100
yield		360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Eleventh District Cost of Funds Rate Notes

Eleventh District Cost of Funds Rate notes will bear interest at the interest rate (calculated with reference to the Eleventh District Cost of Funds Rate and the spread or spread multiplier, if any) specified in the Eleventh District Cost of Funds Rate notes and in the applicable pricing supplement. The calculation agent will determine the Eleventh District Cost of Funds Rate on each Eleventh District Cost of Funds Interest determination date.

The Eleventh District Cost of Funds Rate will be the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the Eleventh District Cost of Funds Interest determination date falls as set forth under the caption “11th Dist COFI” on the display on Reuters (or any successor service) on page COFI/ARMS (or any other page as may replace the specified page on that service) (“COFI/ARMS Page”) as of 11:00 A.M., San Francisco time, on the Eleventh District Cost of Funds Interest determination date.

The following procedures will be followed if the Eleventh District Cost of Funds Rate cannot be determined as described above:

•

If the rate does not appear on the COFI/ARMS Page on any related Eleventh District Cost of Funds Interest determination date, the Eleventh District Cost of Funds Rate for the Eleventh District Cost of Funds Interest determination date will be the Eleventh District Cost of Funds Rate Index.

•

If the FHLB of San Francisco fails to announce the rate for the calendar month next preceding the Eleventh District Cost of Funds Interest determination date, then the Eleventh District Cost of Funds Rate for that date will be the Eleventh District Cost of Funds Rate in effect on that Eleventh District Cost of Funds Interest determination date; provided, that if no Eleventh District Cost of Funds Rate was in effect on such interest determination date, the rate on such floating rate note for the following interest reset period shall be the initial interest rate.

The “Eleventh District Cost of Funds Rate Index” will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that the FHLB of San Francisco most recently announced as the cost of funds for the calendar month immediately preceding the Eleventh District Cost of Funds Interest determination date.

EURIBOR Notes

EURIBOR notes will bear interest at the interest rate (calculated with reference to EURIBOR and the spread or spread multiplier, if any) specified in the EURIBOR notes and in the applicable pricing supplement. The calculation agent will determine EURIBOR on each EURIBOR determination date.

On a EURIBOR determination date, the calculation agent will determine EURIBOR for each interest reset period as follows:

The calculation agent will determine the offered rates for deposits in Euros for the period of the index maturity specified in the applicable pricing supplement, commencing on the interest reset date, which appears on Reuters on page EURIBOR01, or any successor service or any page that may replace page EURIBOR01 on that service, which is commonly referred to as “Reuters Page EURIBOR01” as of 11:00 A.M., Brussels time, on that date.

If EURIBOR cannot be determined on a EURIBOR determination date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent will select four major banks in the Euro-zone interbank market.

•

The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the EURIBOR determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on such interest reset date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in Euros that is representative of a single transaction in such market at such time.

(1) If two or more quotations are provided, EURIBOR for the interest reset period will be the arithmetic mean of the quotations.

(2) If fewer than two quotations are provided, the calculation agent will select four major banks in the Euro-zone and follow the steps in the two bullet points below.

•

The calculation agent will then determine EURIBOR for the interest reset period as the arithmetic mean of rates quoted by those four major banks in the Euro-zone to leading European banks at approximately 11:00 A.M., Brussels time, on the EURIBOR determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest reset date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in Euros that is representative of a single transaction in such market at such time.

•

If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest reset period will be the same for the immediately preceding interest reset period. If there was no such interest reset period, EURIBOR will be the initial interest rate.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union.

Federal Funds Rate Notes

Federal Funds Rate notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the spread or spread multiplier, if any) specified in the Federal Funds Rate notes and in an applicable pricing supplement. The calculation agent will determine the Federal Funds Rate on each Federal Funds Interest determination date.

Unless otherwise indicated in the applicable pricing supplement, “Federal Funds Rate” means, with respect to any Federal Funds Interest determination date, the rate on that date for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters (or any successor service) on page FEDFUNDS 1 (or any other page as may replace the specified page on that service) (“FEDFUNDS 1 Page”) under the heading “EFFECT” or, if the rate does not so appear on FEDFUNDS 1 Page, or is not so published by 3:00 P.M., New York City time, on the calculation date pertaining to that Federal Funds Interest determination date, the Federal Funds Rate will be the rate on that Federal Funds Interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective)”.

The following procedures will be followed if the Federal Funds Rate cannot be determined as described above:

•

If, by 3:00 P.M., New York City time, on the calculation date pertaining to the Federal Funds Interest determination date the rate referred to above is not yet published, the Federal Funds Rate for that Federal Funds Interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include one or more of the agents or their affiliates), which brokers have been selected by the calculation agent, as of 9:00 A.M., New York City time, on that Federal Funds Interest determination date.

•

If the brokers selected by the calculation agent are not quoting rates as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Federal Funds Interest determination date; provided, that if no Federal Funds Rate was in effect on such interest determination date, the rate on such floating rate note for the following interest reset period shall be the initial interest rate.

LIBOR Notes

LIBOR notes will bear interest at the interest rates (calculated with reference to LIBOR and the spread or spread multiplier, if any) specified in the LIBOR notes and in an applicable pricing supplement. Unless otherwise specified in an applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

(a) With respect to a LIBOR Interest determination date, LIBOR will be the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, commencing on the second London business day immediately following that LIBOR Interest determination date, that appears on the LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest determination date.

(b) If the rate referred to in clause (a) does not so appear on the LIBOR Page, LIBOR will be determined as follows:

•	The calculation agent will select four major reference banks (which may include affiliates of the agents) in the London interbank market.

•

The calculation agent will require the principal London office of each of those four selected banks to provide its offered quotation for deposits in the applicable index currency having the index maturity specified in the applicable pricing supplement as of approximately 11:00 A.M., London time, on such LIBOR Interest determination date commencing on the second London business day immediately following such LIBOR Interest determination date and in a principal amount equal to an amount that is representative for a single transaction in the market at that time.

•	If at least two quotations are provided, then LIBOR for that LIBOR Interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided, then LIBOR for that LIBOR Interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the applicable principal financial center, on the LIBOR Interest determination date by three major banks (which may include affiliates of the agents) in the applicable principal financial center, selected by the calculation agent for loans in the applicable index currency to leading European banks, having the specified index maturity, and in a principal amount that is representative for a single transaction in such market at the time.

•

If the banks selected by the calculation agent are not quoting as mentioned in the preceding sentence, then the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that LIBOR Interest determination date.

“Index currency” means the currency (including composite currencies) specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable pricing supplement, the index currency shall be U.S. dollars.

“LIBOR Page” means either:

•	the display on the page specified in the applicable pricing supplement for the purpose of displaying the London interbank rates of major banks for the index currency; or

•

if no such page is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Reuters (or any successor service) on the LIBOR 01 page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the index currency.

Prime Rate Notes

Prime Rate notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the spread or spread multiplier, if any) specified in the Prime Rate notes and in an applicable pricing supplement, except that the initial interest rate for each Prime Rate note will be the rate specified in the applicable pricing supplement. The calculation agent will determine the Prime Rate for each interest reset period on each Prime Rate Interest determination date.

Unless otherwise specified in an applicable pricing supplement, “Prime Rate” means, with respect to any Prime Rate Interest determination date, the rate published in H.15(519) for that date under the caption “Bank Prime Loan” or, if not so published by 3:00 P.M., New York City time, on the calculation date pertaining to that Prime Rate Interest determination date, the rate on that Prime Rate Interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan”.

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•

If neither rate referred to in the preceding sentence is published, the Prime Rate for that Prime Rate Interest determination date shall be the arithmetic mean, as determined by the calculation agent, of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1, or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks, as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest determination date.

•

If fewer than four such rates so appear on Reuters page USPRIME1 for such Prime Rate Interest determination date by 3:00 P.M., New York City time, on the calculation date, the Prime Rate for that Prime Rate Interest determination date will be calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Prime Rate Interest determination date by three major banks (which may include one or more of the agents or their affiliates) in The City of New York selected by the calculation agent.

•

If the banks selected by the calculation agent are not quoting as mentioned in the preceding paragraph, the “Prime Rate” for the interest reset period will be the same as the Prime Rate for the immediately preceding interest reset period (or, if there was no such interest reset period, the rate of interest payable on the Prime Rate notes for which the Prime Rate is being determined shall be the initial interest rate).

Treasury Rate Notes

Treasury Rate notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the spread or spread multiplier, if any) specified in the Treasury Rate notes and in an applicable pricing supplement.

Unless otherwise specified in an applicable pricing supplement, “Treasury Rate” means, with respect to any Treasury Rate Interest determination date, the rate from the auction held on the Treasury Rate Interest determination date

(the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace that page on that service) (“USAUCTION 10 Page”) or page USAUCTION 11 (or any other page as may replace that page on that service) (“USAUCTION 11 Page”), or, if not published by 3:00 P.M., New York City time, on the calculation date pertaining to that Treasury Rate Interest determination date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High”.

The following procedure will be followed if the Treasury Rate cannot be determined as described above:

•

If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury.

•

If the rate referred to in the preceding sentence is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Treasury Rate for that Treasury Rate Interest determination date will be the Bond Equivalent Yield of the rate on the Treasury Rate Interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”.

•

If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the rate on the Treasury Rate Interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”.

•

If the rate referred to in the preceding sentence is not so published by 3:00 P.M., New York City time, on the related calculation date, the Treasury Rate for that Treasury Rate Interest determination date will be the rate on the Treasury Rate Interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the Treasury Rate Interest determination date, of three leading primary United States government securities dealers (which may include one or more of the agents or their affiliates) selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the specified index maturity.

•

If the dealers selected by the calculation agent are not quoting rates as set forth in the preceding sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on that Treasury Rate Interest determination date; provided, that if no Treasury Rate was in effect on such interest determination date, the rate on such floating rate note for the following interest reset period shall be the initial interest rate.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent	=	D x N	x 100
Yield		360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Subsequent Interest Periods

We will provide in the applicable pricing supplement relating to each note whether we will have the option to reset the interest rate, or the spread, spread multiplier, or method of calculation, as the case may be, for the note. If we have the option to reset, the pricing supplement will also indicate the optional reset date or dates on which the interest rate or the spread, spread multiplier, or method of calculation, as the case may be, may be reset.

We will notify the trustee whether or not we intend to exercise the option relating to the note at least 45 but not more than 60 days prior to an optional reset date for the note. Not later than 40 days prior to the optional reset date, the trustee will mail to the holder of the note a reset notice first class, postage prepaid, indicating whether we have elected to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be.

If we elect to reset the interest rate, or the spread, spread multiplier or method of calculation, as the case may be, the trustee will mail to the holder in a manner described above a notice indicating the new interest rate or the new spread, spread multiplier or method of calculation, as the case may be. The notice will also indicate any provisions for redemption during the subsequent interest period. The subsequent interest period is the period from the optional reset date to the next optional reset date or, if there is no such next optional reset date, to the stated maturity of the note, including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur during the subsequent interest period.

Upon the transmittal by the trustee of a reset notice to the holder of a note, the new interest rate or the new spread, spread multiplier or method of calculation, as the case may be, will take effect automatically. Except as modified by the reset notice and as described below, the note will have the same terms as prior to the transmittal of the reset notice.

Despite the foregoing, not later than 20 days prior to an optional reset date for a note, we may, at our option, revoke the interest rate, or the spread or spread multiplier, provided for in the reset notice relating to the optional reset date and establish a higher interest rate, or a higher spread or spread multiplier, as applicable, for the subsequent interest period commencing on the optional reset date.

We can make the revocations by causing the trustee to mail notice of the higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice will be irrevocable. All notes for which the interest rate or spread or spread multiplier is reset on an optional reset date will bear the higher interest rate, or higher spread, spread multiplier, as the case may be, whether or not tendered for repayment.

The holder of a note will have the option to elect repayment of the note by us on each optional reset date at a price equal to the principal amount of the note plus interest accrued to the optional reset date. In order for a note to be repaid on an optional reset date, the holder of the note must follow the procedures set forth above under “Redemption and Repurchase” for optional repayment. However, the period for delivery of the note or notification to the trustee for the note will be at least 25 but not more than 35 days prior to the optional reset date. Further, a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the trustee for the note, revoke any tender for repayment until the close of business on the tenth day prior to the optional reset date.

Renewable Notes

We may also issue from time to time variable rate renewable notes that will bear interest at the interest rate (calculated with reference to a base rate and the spread or spread multiplier, if any) specified in the renewable notes and in the applicable pricing supplement.

The renewable notes will mature on an interest payment date as specified in the applicable pricing supplement (the “initial maturity date”), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the interest payment dates specified in the applicable pricing supplement (each such interest payment date, an “election date”), the maturity of the renewable notes will be extended to the interest payment date occurring twelve months after the election date, unless the holder thereof elects to terminate the automatic extension of the maturity of the renewable notes or of any portion thereof having a principal amount of $750,000 or any integral multiple of $1,000 in excess thereof by delivering a notice to that effect to the trustee not less than nor more than a number of days to be specified in the applicable pricing supplement prior to the election date. If no such notice period is specified in the applicable pricing supplement, such notice shall be given no less than 30 days nor more than 60 days prior to the election date. This option may be exercised with respect to less than the entire principal amount of the renewable notes; provided that the principal amount for which the option is not exercised is at least $750,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the renewable notes may not be extended beyond the final maturity date, as specified in the applicable pricing supplement. If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and the election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months

(unless another period is specified in the applicable pricing supplement) after the election date prior to which the holder made the election.

An election to terminate the automatic extension of maturity may be revoked as to any portion of the renewable notes having a principal amount of $750,000 or any integral multiple of $1,000 in excess thereof by delivering a notice to that effect to the trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which the portion would otherwise mature. A revocation may be made for less than the entire principal amount of the renewable notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the renewable notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $750,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon the subsequent holder.

The renewable notes may be redeemed in whole or in part at our option on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement, at a redemption price as stated in the applicable pricing supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, notice of redemption will be provided by mailing a notice of redemption to each holder by first class mail, postage prepaid, at least 180 days (unless otherwise specified in the applicable pricing supplement) prior to the date fixed for redemption.

Discount Notes

Discount notes, and possibly other notes, may be issued at a price less than their “stated redemption price at maturity” or may have certain interest payment characteristics that may result in the notes being treated as issued with original issue discount for United States Federal income tax purposes. See “Tax Considerations” in the accompanying prospectus. Discount notes may bear no interest, except in the case of a default in payment of principal upon acceleration, redemption, or repurchase (if applicable), or may bear no interest for a specified period following the date of issue or may bear interest at a rate that at the time of issuance is below market rates. If any maturity of a discount note which bears no interest falls on a day that is not a business day with respect to the discount note, the payment due at maturity will be made on the following day that is a business day with respect to the discount note as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after maturity.

In the case of a default in payment of principal upon acceleration or redemption (if applicable) or at stated maturity, the accreted value (as defined below) of discount notes at the date of such default in payment shall bear interest at the “yield to maturity” specified in the applicable note (to the extent that the payment of the interest shall be legally enforceable), which shall accrue from the date of the default in payment to the date payment of the principal has been made or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months, compounded semiannually.

The “accreted value” of a discount note at any date shall be equal to (i) the original issue price of the note plus (ii) the accrued amortization of original issue discount of the note attributable ratably on a daily basis to the period from and including the original issue date to but excluding such date. The calculation of accrual of original issue discount will be computed on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

If an event of default with respect to a discount note occurs and is continuing, a portion of the principal of the note may be declared due and payable in the manner and to the effect provided in the indentures. This portion shall be equal to the accreted value of the note at the time of the declaration. Upon payment (i) of the accreted value and (ii) of interest on any overdue accreted value (to the extent that the payment of interest shall be legally enforceable), all of our obligations in respect of the payment of the principal of and interest, if any, on the note shall terminate.

If a bankruptcy case is commenced by or against us under the United States Bankruptcy Code (the “Bankruptcy Code”), it is likely that a portion of the face amount of a discount note would be treated as interest and the unamortized portion thereof would be treated as unmatured interest under Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not allowable as part of a claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict accurately what portion, if any, of the face amount of a discount note would be treated as unmatured interest, one possible result is that the bankruptcy court might determine the amount of unmatured interest on the note by reference to the amount of amortized original issue discount of the note for tax purposes or the unamortized debt discount of the note for financial accounting purposes. Each method may yield a substantially different result.

Holders of notes issued with original issue discount will be required to include the amount of original issue discount in income in accordance with applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. See “Tax Considerations” in the accompanying prospectus. Certain United States Federal tax considerations and other considerations applicable to any discount notes may be described in an applicable pricing supplement.

Currency Indexed Notes

We may also issue from time to time notes with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to the value of one or more currencies (or composite currencies or currency units).

The applicable pricing supplement will set forth:

•

information as to the one or more currencies (or composite currencies or currency units) to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is indexed;

•	the denominated currency of the note;

•	the payment currency of the note;

•	any material currency risks relating to the specific currencies selected; and

•	certain additional tax considerations, if any.

The denominated currency and the payment currency may be the same currency or different currencies. Unless otherwise specified in the applicable pricing supplement, interest on currency indexed notes shall be paid in the denominated currency based on the face amount of the note at the rate per annum and on the dates set forth in the applicable pricing supplement. Currency indexed notes may include, but are not limited to, notes of the types described below. An investment in a currency indexed note involves special tax considerations. Certain United States Federal tax considerations and other considerations applicable to any currency indexed notes may be described in an applicable pricing supplement.

Currency Linked Securities (“CLS”)

CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency (or composite currency or currency units) (referred to herein as the “indexed currency”). Generally, the fixed amount of indexed currency to which the principal of a CLS will be linked will be approximately equal in value to the face amount of the CLS in the denominated currency based on the exchange rate between the indexed currency and the denominated currency in effect at the time of pricing. The denominated currency, the indexed currency and the payment currency will be identified in the applicable pricing supplement. In addition, the fixed amount of the indexed currency to which the principal of the CLS is linked will be set forth in the applicable pricing supplement for a specific representative face amount of the CLS as well as for the aggregate face amount of all CLS forming part of the same issue.

Holders of CLS may receive an amount of principal greater than, less than or equal in value to the face amount of CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days (as defined below) prior to stated maturity, in the relative exchange rates of the denominated currency, the payment currency and the indexed currency.

If the payment currency and the indexed currency are not the same, the payment currency equivalent of the indexed currency amount on any date shall be determined in the manner specified in the applicable pricing supplement.

Reverse Currency Linked Securities (“Reverse CLS”)

Reverse CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency (or composite currencies or currency units) (the “first indexed currency”) minus the amount of the payment currency equivalent at stated maturity of a fixed amount of another designated currency (or composite currency or currency units) (the “second indexed currency”). The minimum principal amount payable at stated maturity shall be zero. Generally, the fixed amount of the first indexed currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to twice the face amount of the Reverse CLS in the denominated currency, and the fixed amount of the second indexed currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to the face amount of the Reverse CLS in the denominated currency, in each case based on the exchange rate between each indexed currency and the denominated currency in effect at the time of pricing.

Holders of Reverse CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Reverse CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days prior to stated maturity in the relative exchange rates of the denominated currency, the payment currency and the first and second indexed currencies.

The denominated currency, the first and second indexed currencies and the payment currency will be identified in the applicable pricing supplement. In addition, the fixed amounts of the first and second indexed currencies to which the principal of the Reverse CLS is linked shall be set forth in the applicable pricing supplement for a specific representative face amount of the Reverse CLS as well as for the aggregate face amount of all Reverse CLS forming part of the same issue.

If the payment currency and the first indexed currency or the second indexed currency are not the same, the payment currency equivalent of the first indexed currency amount or the second indexed currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable pricing supplement.

Multicurrency Currency Linked Securities (“Multicurrency CLS”)

Multicurrency CLS are notes pursuant to which the principal amount payable at stated maturity equals the payment currency equivalent at stated maturity of a fixed amount of a designated currency (or composite currency or currency units) (the “first indexed currency”) plus or minus the payment currency equivalent at stated maturity of a fixed amount of a second designated currency (or composite currency or currency units) (the “second indexed currency”) plus or minus the payment currency equivalent at stated maturity of a fixed amount of a third designated currency (or composite currency or currency units) (the “third indexed currency”). The minimum principal amount payable at stated maturity shall be zero. Generally, the added and subtracted fixed amounts of the first, second and third indexed currencies to which the principal of a Multicurrency CLS will be linked will have an aggregate value approximately equal to the face amount of the Multicurrency CLS in the denominated currency based on exchange rates between each indexed currency and the denominated currency in effect at the time of pricing.

Holders of Multicurrency CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Multicurrency CLS, depending on the change, if any, from the issue date to the date which is two exchange rate days prior to maturity in the relative exchange rates for the denominated currency, the payment currency and the first, second and third indexed currencies.

The denominated currency, each indexed currency, the payment currency and whether the fixed amounts of the second and third indexed currencies are to be added or subtracted to determine the principal amount payable at stated maturity of the Multicurrency CLS shall be set forth in the applicable pricing supplement. In addition, the fixed amounts of the first, second and third indexed currencies to which the principal of the Multicurrency CLS is linked shall be set forth in the applicable pricing supplement for a specific representative face amount of the Multicurrency CLS as well as for the aggregate face amount of all Multicurrency CLS forming part of the same issue. As used herein, “added indexed currency” means the first indexed currency and any other indexed currency that is added to determine the principal amount payable at maturity of the Multicurrency CLS and a “subtracted indexed currency” means an indexed currency that is subtracted to determine the principal amount payable at stated maturity of the Multicurrency CLS.

If any added indexed currency or subtracted index currency is not the same as the payment currency, the payment currency equivalent of the added indexed currency amount or subtracted index currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable pricing supplement.

Payments upon Acceleration of Maturity

If the principal amount payable at the stated maturity of any CLS, Reverse CLS or Multicurrency CLS shall be declared due and payable prior to its stated maturity, the amount payable with respect to the note will be paid in the denominated currency and will equal the face amount of the note plus accrued interest to but excluding the date of payment.

Notes Linked to Commodity Prices, Equity Indices or Other Factors

We may issue from time to time notes with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more commodity prices, equity indices or other factors and on any other terms as may be set forth in the applicable pricing supplement.

Payments on Amortizing Notes

We may also issue notes, from time to time, as amortizing notes. “Amortizing notes” are notes for which payments of principal and interest are made in equal installments over the life of the note. Interest on each amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each amortizing note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

Extension of Maturity

For any senior notes or dated subordinated notes, we will provide in the applicable pricing supplement relating to each note whether we have the option to extend the stated maturity of the note for one or more whole year periods (each an “extension period”) up to but not beyond the final maturity date set forth in such pricing supplement and the basis or formula, if any, for setting the interest rate or the spread or spread multiplier, as the case may be, applicable to any such extension period.

We may exercise the option with respect to a note by notifying the trustee of the exercise at least 45 but not more than 60 days prior to the original stated maturity date of the note in effect prior to the exercise of the option. No later than 40 days prior to the original stated maturity date, the trustee will mail to the holder of the note an extension notice relating to the extension period, first class, postage prepaid, setting forth:

•	our election to extend the stated maturity of the note;

•	the new stated maturity;

•	in the case of a fixed rate note, the interest rate applicable to the extension period;

•	in the case of a floating rate note, the spread or spread multiplier applicable to the extension period; and

•

the provisions, if any, for redemption during the extension period, including the date or dates on which or the period or periods during which and the price or prices at which the redemption may occur during the extension period.

Upon the mailing by the trustee of an extension notice to the holder of a note, the stated maturity of the note shall be extended automatically as set forth in the extension notice, and, except as modified by the extension notice and as described in the next paragraph, the note will have the same terms as prior to the mailing of the extension notice.

Despite the above, not later than 20 days prior to the original stated maturity date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the spread or spread multiplier, in the case of a floating rate note, provided for in the extension notice and establish a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note, for the extension period by mailing or causing the trustee to mail notice of such higher interest rate or higher spread or spread multiplier, as the case may be, first class, postage prepaid, to the holder of the note. The notice shall be irrevocable. All notes with respect to which the original stated maturity date is extended will bear the higher interest rate, in the case of a fixed rate note, or higher spread or spread multiplier, in the case of a floating rate note, for the extension period.

If we elect to extend the stated maturity of a note, the holder of the note may, if provided for in the applicable pricing supplement, have the option to elect repurchase of the note by us on the original stated maturity date at a price equal to the principal amount thereof plus any accrued interest to that date. In order for a note to be so repurchased on the original stated maturity date, the holder thereof must follow the procedures set forth above under “Redemption and Repurchase” for repurchase at the option of the holder, except that the period for delivery of the note or notification to the trustee shall be at least 30 but not more than 35 business days prior to the original stated maturity date and except that a holder who has tendered a note for repurchase pursuant to an extension notice may, by written notice to the trustee, revoke the tender for repayment until the close of business on the tenth day prior to the original stated maturity date.

Payment of Additional Amounts

Subject to certain exceptions and limitations, we will pay such additional amounts under the notes as are necessary in order that the net payment by us of the principal and interest on the note, after deduction for any present or future tax, assessment or governmental charge imposed by withholding with respect to any such payment, will not be less than the amount provided by the notes to be then due and payable. See “Description of Debt Securities — Additional Amounts” in the accompanying prospectus.

Redemption for Tax Purposes

Under certain circumstances, each series of notes may be redeemed, in whole but not in part, at our option at a redemption price equal to 100% of the principal amount of the notes, together with any accrued but unpaid interest thereon to the date fixed for redemption, if we are required to pay certain additional amounts with respect to the notes. See “Description of Debt Securities—Redemption—Redemption or Conversion for tax reasons” in the accompanying prospectus.

Clearance and Settlement

Notes we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream, Luxembourg in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade notes across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the notes will be cleared and settled on a delivery against payment basis.

Cross-market transfers of notes that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these notes. Investors in notes that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable pricing supplement.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in a pricing supplement.

The policies of DTC, Clearstream, Luxembourg, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in notes held by them. This is also true for any other clearance system that may be named in a pricing supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by

DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in any applicable pricing supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

The Clearing Systems

DTC. DTC has advised us as follows:

•	DTC is a limited purpose trust company organized under the laws of the State of New York;

•	DTC is a “banking organization” within the meaning of New York Banking Law;

•	DTC is a member of the Federal Reserve System;

•	DTC is a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	DTC is a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•

Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable pricing supplement.

Primary Distribution

The distribution of securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable pricing supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable pricing supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures — DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System. Securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form. Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System. If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day, (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

PLAN OF DISTRIBUTION

The notes are being offered on a continuing basis for sale by us through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (each, an “agent,” and collectively, the “agents”), who have agreed to act as our agents in the solicitation of offers to purchase the notes. We will pay the agent through which a note has been sold a commission which will be determined by us and the relevant agents and will be indicated in the applicable pricing supplement.

We may also sell notes to an agent, as principal, for resale to investors or other purchasers. In addition, the agents may offer the notes they have purchased as principal to other dealers. The agents may sell notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such agent from us. Unless otherwise indicated in the applicable pricing supplement, any notes sold to an agent as principal will be purchased by such agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a note of identical maturity, and may be resold by the agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale by such agent or may be resold to certain dealers as described above. After the initial public offering of notes to be resold to investors and other purchasers, the public offering price (in the case of notes to be resold at a fixed public offering price), the concession and discount may be changed. We have agreed to reimburse the agents for certain expenses.

In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, such agent(s) will be permitted to engage in certain transactions that stabilize the price of notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the agent creates or the agents create, as the case may be, a short position in notes, i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, such agent(s) may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of such purchases.

Neither we nor any of the agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any of the agents make any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

We reserve the right to sell notes to or through others and to sell notes directly on our own behalf in those jurisdictions where it is authorized to do so or through additional agents, acting either as agent or principal. Any other agent or underwriter will be identified in an applicable pricing supplement. No commission will be allowed or be payable on any sales made directly by us.

Payment of the purchase price of the notes will be required to be made in immediately available funds on the date of settlement.

We reserve the right to withdraw, cancel or modify the offer made hereby without notice and have the sole right to accept offers to purchase notes and may reject any proposed purchase of notes in whole or in part. An agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase notes received by it.

Each agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the agents may be required to make in respect thereof.

There is no established trading market for the notes and the notes may not be listed on a securities exchange. The agents have advised us that they may from time to time purchase and sell notes in the secondary market, as permitted by applicable laws and regulations. The agents are not obligated, however, to make any such purchases and sales and any such purchases and sales may be discontinued at any time without notice at the sole discretion of the agents. There can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops.

The agents or their affiliates may, from time to time, engage in investment banking and/or commercial banking transactions with, and may provide services for, AIB and its affiliates, for which they have received and may in the future receive customary fees and expenses.

The offer and sale of the notes is subject to certain restrictions. See “Plan of Distribution— Selling Restrictions” in the accompanying prospectus.

LEGAL MATTERS

Certain legal matters with respect to the legality of the securities being offered hereby will be passed upon for us by our United States counsel, Sidley Austin LLP, London, England and our Irish counsel, Matheson Ormsby Prentice. Sullivan & Cromwell LLP, London, England, will act as United States counsel for the agents.

ALLIED IRISH BANKS,

public limited company

Debt Securities

Preference Shares

This prospectus describes the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of the securities, and the manner in which they are offered, will be set forth and described in supplements to this prospectus. Such supplements may also add to, update, supplement or clarify information contained in this prospectus. You should carefully read this prospectus and any applicable supplement(s) before you invest in any securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable supplement(s).

We may use this prospectus to offer and sell debt securities or preference shares (as may be represented by American Depositary Receipts) from time to time.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not deposit liabilities of Allied Irish Banks, public limited company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Ireland or any other jurisdiction and therefore are not subject to the deposit protection scheme operated by the Irish Financial Regulator.

The date of this prospectus is June 2, 2008.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC using a “shelf” registration process. Under this shelf process, the securities covered by this prospectus may be sold in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. The prospectus supplement(s), along with any applicable pricing supplement(s), may also add to, update, supplement or clarify information contained in this prospectus. Before you invest in any securities, you should read both this prospectus and the applicable supplement(s) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, references to the “Bank,” “AIB” and “AIB p.l.c.” mean Allied Irish Banks, public limited company, references to “we,” “our” and “us” mean the Bank and references to the “Group” or the “AIB Group” mean AIB and its consolidated subsidiaries. In this prospectus, the securities that we may offer are referred to generally as “securities.” References to “US dollars,” “dollars,” “US$,” “cents” or “¢” are to United States currency, references to “EUR,” “euro,” “€” or “c” are to euro currency, references to “sterling” or “Stg£” are to British currency, references to “zloty,” “PLN,” or “zl” are to Polish currency and references to “Yen” are to Japanese currency. References to the “U.S.” are to the United States of America and references to the “U.K.” are to the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 with respect to the Group’s financial condition, results of operations and businesses and certain of the Group’s plans and objectives. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements sometimes use words such as “aim,” “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” or other words of similar meaning. Examples of forward-looking statements include, among others, statements regarding our or the AIB Group’s future financial position, income growth, business strategy, projected costs, estimates of capital expenditures and plans and objectives for future operations. Because such statements are inherently subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking information.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, changes in economic conditions globally and in the regions in which the AIB Group conducts its business (including credit market volatility), changes in fiscal or other policies adopted by various governments and regulatory authorities, the effects of competition in the geographic and business areas in which the AIB Group conducts its operations, the ability to increase market share and control expenses, the effects of changes in taxation or accounting standards and practices, acquisitions, future exchange and interest rates and the success of the AIB Group in managing these events. Any forward-looking statements made by or on behalf of the AIB Group speak only as of the date they are made.

We caution that the foregoing list of important factors is not exhaustive. Investors and others should carefully consider the foregoing factors and other uncertainties and events when making an investment decision based on any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur. The AIB Group does not undertake to release publicly any revision to these forward-looking statements to reflect events, circumstances or unanticipated events occurring after the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes parts of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in compliance with such laws, we file annual reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing to the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC on 1 800 SEC 0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.) In addition, the securities may specify that certain documents will be available for inspection at the office of the trustee, any paying agent or the ADR depositary, as the case may be.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC into this prospectus, which means that the incorporated documents are considered part of this prospectus and we can disclose important information to you by referring you to those documents. Information we file with the SEC will automatically update and supersede earlier information, including information in this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed.

We filed our Annual Report on Form 20-F for the fiscal year ended December 31, 2007 (the “2007 Form 20-F”) with the SEC on May 7, 2008 and a Report on Form 6-K with the SEC on May 16, 2008, both of which we are incorporating by reference into this prospectus.

In addition, we are also incorporating by reference into this prospectus all reports that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Allied Irish Banks, p.l.c., Bankcentre, Ballsbridge, Dublin 4, Ireland, Attn: Company Secretary, Tel No. +353-1-660 0311.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST US,

OUR MANAGEMENT AND OTHERS

We are an Irish company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Irish solicitors, Matheson Ormsby Prentice, that there is doubt as to enforceability in the Irish courts, in original actions of liabilities based solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Ireland. Judgments of U.S. courts will not be directly enforceable in Ireland, and new proceedings in respect of any claim would need to be taken before the Irish courts.

ALLIED IRISH BANKS, p.l.c.

The AIB Group provides a diverse range of banking, financial and related services, principally in Ireland, the United Kingdom, Poland and the United States. AIB has some 274 branches, outlets and business centers in the Republic of Ireland, where we estimate our share of the total market for both euro loans and deposits to be in excess of 20%. In Northern Ireland, through its wholly-owned subsidiary AIB Group (UK) p.l.c., which trades there as First Trust Bank, AIB Group operates from some 52 branches and outlets. In Britain, AIB Group (UK) p.l.c., which trades there as Allied Irish Bank (GB), provides a range of banking services through 31 branches and 7 development offices. In Poland, the Group operates from 406 branches and 38 outlets, primarily in Western Poland, through its 70.5% owned subsidiary Bank Zachodni WBK S.A. AIB’s principal retail and commercial banking interest in the U.S. is its 24% shareholding in M&T Bank Corporation (“M&T”). M&T is headquartered in Buffalo, New York and has a branch network of approximately 700 branches in six states and the District of Columbia. AIB’s direct presence in the U.S. consists of corporate banking, treasury and financial services for not-for-profit businesses based in New York, with offices in a number of other principal U.S. cities. At December 31, 2007, AIB Group had consolidated total assets of €178 billion and employed approximately 24,000 people on an average full-time equivalent basis, excluding employees on career breaks and long-term absences.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying supplement, the net proceeds from the offering of the securities will be used to support the development and expansion of our business and to further strengthen our capital base. The development and expansion may occur through the development of existing operations, the establishment of new subsidiaries or acquisitions if suitable opportunities should arise.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file one or more supplement(s) with the SEC, which you should read carefully. The applicable supplement(s) may contain additional terms and provisions relating to those securities. If there is any inconsistency between the terms and provisions presented here in this prospectus and those presented in the applicable supplement(s), those presented in the applicable supplement(s) will apply and will supersede those set forth in this prospectus.

The debt securities of any series will be either our senior obligations (the “Senior Debt Securities”) or our subordinated obligations (the “Subordinated Debt Securities”). Neither the Senior Debt Securities nor the Subordinated Debt Securities will be secured by any assets or property of AIB p.l.c. or any of its subsidiaries or affiliates. The Subordinated Debt Securities will either have a stated maturity (the “Dated Subordinated Debt Securities”) or will not have a stated maturity (the “Undated Subordinated Debt Securities”). Some Undated Subordinated Debt Securities may be entirely or partially convertible into our preference shares, at our option.

We will issue Senior Debt Securities, Dated Subordinated Debt Securities and Undated Subordinated Debt Securities under indentures (respectively, the “Senior Debt Indenture,” “Dated Subordinated Debt Indenture” and “Undated Subordinated Debt Indenture”) between us and The Bank of New York, as trustee. The terms of the debt securities include those stated in the relevant indenture and any supplements thereto, and those made part of the indenture by reference to the Trust Indenture Act. The Senior Debt Indenture, the Dated Subordinated Debt Indenture and Undated Subordinated Debt Indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” We have filed or incorporated by reference a copy of, or the forms of, each indenture as exhibits to the registration statement, of which this prospectus is a part.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. This summary is subject to, and qualified by reference to, all of the definitions and provisions of the relevant indenture, any supplement to the relevant indenture and each series of debt securities. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

The debt securities are not deposits and are not insured by any regulatory body of the United States or Ireland.

Because we are a holding company as well as an operating company, our rights to participate in the assets of any of our subsidiaries upon its liquidation will be subject to the prior claims of the subsidiaries’ creditors, including, in the case of our bank subsidiaries, their respective depositors, except, in our case, to the extent that we may ourselves be a creditor with recognized claims against the relevant subsidiary.

The indentures do not limit the amount of debt securities that we may issue. We may issue the debt securities in one or more series, or as units comprised of two or more related series. The applicable supplement(s) will indicate for each series or for two or more related series of debt securities:

•	whether the debt securities have a maturity date and if so, what that date is;

•	the specific designation and aggregate principal amount of the debt securities;

•	the prices at which we will issue the debt securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates;

•	whether we will issue the Senior Debt Securities or Dated Subordinated Debt Securities as Discount Securities, as explained below, and the amount of the discount;

•	provisions, if any, for the discharge and defeasance of Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	any condition applicable to payment of any principal, premium or interest on Senior Debt Securities or Dated Subordinated Debt Securities of any series;

•	the dates and places at which any payments on the debt securities are payable;

•	the terms of any mandatory or optional redemption of the debt securities;

•	the denominations in which the debt securities will be issued;

•	whether the securities are to be listed on a securities exchange;

•

the amount, or how to calculate the amount, that we will pay holders of Senior Debt Securities or holders of Dated Subordinated Debt Securities, if the Senior Debt Securities or Dated Subordinated Debt Securities are redeemed before their stated maturity or accelerated, or for which the trustee shall be entitled to file and prove a claim;

•	whether and how the debt securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the debt securities are denominated, and in which we make any payments;

•	whether we will issue the debt securities wholly or partially as one or more global debt securities;

•	what additional conditions must be satisfied before we will issue the debt securities in definitive form (“definitive debt securities”);

•	any reference asset we will use to determine the amount of any payments on the debt securities;

•

any other or different Senior Debt Securities Events of Default, any other or different Subordinated Debt Securities Events of Default, any other or different Dated Subordinated Debt Securities Events of Default or any other or different Undated Subordinated Debt Securities Events of Default (as such terms are defined below) or covenants applicable to any of the debt securities, and the relevant terms if they are different from the terms in the applicable indenture;

•	any additional restrictions applicable to the offer, sale and delivery of the debt securities;

•	if we will pay Additional Amounts, as explained below, on the debt securities;

•	the record date for any payment of principal, interest or premium;

•	any other or different terms of the debt securities;

•	what we believe are any additional material U.S. federal or Irish tax considerations; and

•	the right, if any, to “reopen” a series of the debt securities and issue additional debt securities of such series.

Debt securities may bear interest at a fixed rate or a floating rate or we may sell Senior Debt Securities or Dated Subordinated Debt Securities that bear no interest or that bear interest at a rate below the prevailing market interest rate or at a discount to their stated principal amount (“Discount Securities”). The applicable supplement(s) will describe special U.S. federal income tax considerations applicable to Discount Securities or to debt securities issued at par that are treated for U.S. federal income tax purposes as having been issued at a discount.

Holders of debt securities have no voting rights except as explained below under “ — Modification and Waiver” and “— Events of Default; Limitation of Remedies.”

Legal Ownership; Form of Debt Securities

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in street name.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities, registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “— Legal Ownership; Form of Debt Securities — Street Name and Other Indirect Holders.” If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable supplement(s) indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

Investors in debt securities that are issued only in the form of global debt securities should be aware that:

•	they cannot get debt securities registered in their own name.

•	they cannot receive physical certificates for their interest in debt securities.

•

they will be a street name holder and must look to their own bank or broker for payments on the debt securities and protection of their legal rights relating to the debt securities, as explained earlier under “— Legal Ownership; Form of Debt Securities — Street Name and Other Indirect Holders.”

•

they may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates.

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds.

Special Situations When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled “— Legal Ownership; Form of Debt Securities — Street Name and Other Indirect Holders” and “— Legal Ownership; Form of Debt Securities — Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

•

when a Senior Debt Securities Event of Default or a Subordinated Debt Securities Event of Default has occurred and has not been cured. Defaults are discussed below under “— Events of Default; Limitation of Remedies.”

The applicable supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the applicable supplement(s). When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “holder” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the subsection entitled “ — Legal Ownership; Form of Debt Securities — Street Name and Other Indirect Holders.”

Payment and Paying Agents. We will pay interest to direct holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if the direct holder no longer owns the security on the interest due date. That particular day, usually fifteen calendar days in advance of the interest due date, is called the regular record date and will be stated in the applicable supplement(s).

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. Investors must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents for any particular series of debt securities.

Payments; Arrears of Interest for Undated Subordinated Debt Securities

The applicable supplement(s) will specify the date on which we will pay interest, if any, and, in the case of Senior Debt Securities or Dated Subordinated Debt Securities, the date for payments of principal and any premium, on any particular series of debt securities. The applicable supplement(s) will also specify the interest rate or rates, if any, or how the rate or rates will be calculated.

Undated Subordinated Debt Securities

We are not required to make payments on any series of Undated Subordinated Debt Securities on any payment date except as we discuss in the following paragraphs. Our failure to make a payment in respect of any Undated Subordinated Debt Securities (unless the payment is required as we describe in the following two paragraphs) shall not constitute a Subordinated Debt Securities Event of Default by us for any purpose. Any payment that we do not make in respect of any series of Undated Subordinated Debt Securities on any applicable payment date, together with any other unpaid payments in respect of any other payment date, shall, so long as they remain unpaid, constitute “Arrears of Interest.” Arrears of Interest will accumulate until paid, but will not bear interest.

We may choose to pay any Arrears of Interest in whole or in part to holders of Undated Subordinated Debt Securities as of a record date or dates established by us at any time on not less than seven (7) days’ notice to the trustee. However, all outstanding Arrears of Interest in respect of all Undated Subordinated Debt Securities of a particular series shall, subject to our solvency, as explained below, become due and payable in full on whichever is the earliest of:

•	the date on which a dividend is next paid on any class of our share capital;

•	the date fixed for any redemption of the Undated Subordinated Debt Securities; and

•	the commencement of our winding-up.

If we give notice of our intention to pay the whole or part of the Arrears of Interest on the Undated Subordinated Debt Securities of any series, we shall be obliged, subject to our being solvent, as explained below, to do so at the time specified in our notice. When Arrears of Interest in respect of Undated Subordinated Debt Securities of any series are paid in part, each part payment shall be in respect of the full amount of Arrears of Interest accrued on the payment date or consecutive payment dates furthest from the date of payment. No part payment shall be made in respect of an Arrears of Interest occurring subsequent to any other Arrears of Interest.

All payments of principal, premium and interest, including any Arrears of Interest, on or with respect to the Undated Subordinated Debt Securities of any series will be conditional upon our being solvent at the time of our payment, and remaining solvent immediately after our payment. We shall be solvent if:

•	we are able to pay our debts to Senior Creditors and Senior Subordinated Creditors as they fall due; and

•	our Assets exceed our Liabilities (other than Liabilities to persons who are not Senior Creditors or Senior Subordinated Creditors).

“Assets” means our total unconsolidated gross tangible assets and “Liabilities” means our total unconsolidated gross liabilities as shown in our latest published audited balance sheet but as adjusted for contingencies and subsequent events, all valued in the manner as our directors, auditors or, if we are in winding-up in Ireland, the liquidator, or, if we are in examinership under Companies (Amendment) Act 1990 of Ireland, our examiner (as the case may be) may determine to be appropriate. “Senior Creditors” means all of our creditors who are depositors or our other unsubordinated creditors. “Senior Subordinated Creditors” means our creditors whose claims against us are, or are expressed to be, subordinated (whether only in the event of our winding up or otherwise) to the claims of our depositors and our other unsubordinated creditors but excluding our creditors (if any) whose claims rank, or are expressed to rank, equal or junior to the claims of holders of Undated Subordinated Debt Securities. For the avoidance of doubt, Senior Subordinated Creditors includes holders of the Dated Subordinated Debt Securities.

A report as to our solvency by (i) two of our directors or, in certain circumstances as provided in the indenture, our auditors, (ii) if we are in winding-up in Ireland, our liquidator or (iii) if we are under examinership as described above, our examiner, shall, absent proven error, be treated and accepted by us, the trustee and the holders of Undated Subordinated Debt Securities as correct and sufficient evidence of solvency or insolvency.

Notwithstanding the above, we shall be obligated to make a payment of accrued interest or Arrears of Interest on any series of Undated Subordinated Debt Securities if on the applicable payment date a Capital Disqualification Event has occurred and is continuing, unless we are simultaneously in breach of Applicable Regulatory Capital Requirements, in which case we may elect not to make payment on the Undated Subordinated Debt Securities of such series.

For purposes of the immediately preceding paragraph, a “Capital Disqualification Event” will be deemed to have occurred if at any time the Undated Subordinated Debt Securities would no longer be eligible to qualify for inclusion as “other items” within the meaning of Regulation 8 of the European Communities (Capital Adequacy of Credit Institutions) Regulations 2006 of Ireland (transposing Article 63 of Directive 2006/48/EC), or any successor provision, in the calculation of our own funds on a solo or consolidated basis. “Applicable Regulatory Capital Requirements” means any requirements contained in the regulations, requirements, guidelines and policies relating to the capital adequacy requirements of the Irish Financial Services Regulatory Authority (the “Irish Financial Regulator”) then in effect from time to time applicable either to us or to the Group taken as a whole.

Repayments in respect of Undated Subordinated Debt Securities will, unless otherwise specified in the applicable supplement(s), be subject to the consent of the Irish Financial Regulator, if required.

Ranking

Status of Senior Debt Securities

The Senior Debt Securities will constitute our direct, unconditional, unsubordinated and unsecured obligations without any preference among themselves and will rank at least equally with our deposits and all our other present and future unsecured and unsubordinated obligations, subject to such exceptions as may be provided by applicable law. In particular, under Section 11F of the Banking Act of 1959 of Australia, if we (whether in or outside Australia) suspend payment or become unable to meet our obligations, pursuant to the Banking Act of 1959 of the Commonwealth of Australia our assets in Australia are to be available to meet our liabilities in Australia in priority to all of our other liabilities.

Status and Subordination of Dated Subordinated Debt Securities

The Dated Subordinated Debt Securities will constitute our direct, unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of holders of Dated Subordinated Debt Securities will be subordinated, in the event of our winding-up or examinership or in the event of other insolvency proceedings being commenced with respect to us (together, “insolvency proceedings”), in right of payment to the claims of our Senior Creditors so that amounts due and payable under the Dated Subordinated Debt Securities shall be due and payable by us in the event of such winding-up or examinership or other insolvency proceedings being so commenced if, and only to the extent that, we could make payment on the Dated Subordinated Debt Securities rateably with the claims of all of our other creditors ranking equally with the Dated Subordinated Debt Securities and remain solvent immediately after our payment. For this purpose, we shall be considered to be solvent if we are able to pay our debts to Senior Creditors in full.

Status and Subordination of Undated Subordinated Debt Securities

The Undated Subordinated Debt Securities will constitute our direct, unsecured and subordinated obligations and rank equally without any preference among themselves. The claims of holders of Undated Subordinated Debt Securities will, in the event of our winding-up or examinership or other insolvency proceedings being so commenced, be subordinated in right of payment to the claims of our Senior Creditors and our Senior Subordinated Creditors. Any payments on any series of our Undated Subordinated Debt Securities will be conditional upon our being solvent at the time of payment and remaining solvent immediately after our payment. We shall be solvent if the conditions relating to solvency described under “—Payments; Arrears of Interest for Undated Subordinated Debt Securities” above are satisfied.

If at any time an order is made or an effective resolution is passed for our winding-up or examinership or other insolvency proceeding in Ireland (except for a winding-up or other proceeding as may be permitted for the events set forth below under “ — Consolidation, Merger and Sale of Assets; Assumption”), amounts payable on the Undated Subordinated Debt Securities will be the amount, if any, as would have been payable to the holders of the Undated Subordinated Debt Securities if, on the day prior to the commencement of the winding-up or examinership and thereafter, holders of Undated Subordinated Debt Securities were the holders of a class of our preference shares having a preferential right to a return of assets in our winding-up or other insolvency proceeding over holders of all issued shares for the time being in our capital, on the assumption that such preference share was entitled to receive a return of assets in any such winding-up or examinership an amount equal to the principal amount of the Undated Subordinated Debt Securities together with interest accrued and unpaid to the date of repayment and any Arrears of Interest in relation to the Undated Subordinated Debt Securities.

For the avoidance of doubt, if we would not otherwise be solvent as described under “ — Payments; Arrears of Interest for Undated Subordinated Debt Securities,” the amount of principal and other amounts that would otherwise be payable as interest in respect of the Undated Subordinated Debt Securities will be available to meet our losses.

Additional Amounts

Unless any applicable supplement provides otherwise, we will pay any amounts to be paid by us on any series of debt securities without deduction or withholding for, or on account of, any and all present or future taxes, duties, assessments or governmental charges (“taxes”) now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Ireland, unless the deduction or withholding is required by law. Unless any applicable supplement provides otherwise, at any time the laws of Ireland require us to deduct or withhold taxes, we will pay the additional amounts of, or in respect of, the principal of, any premium, and any interest on the debt securities (“Additional Amounts”) that are necessary so that the net amounts paid to the holders, after the deduction or withholding, shall equal the amounts which would have been payable had no such deduction or withholding been required. However, we will not pay Additional Amounts for taxes that are payable because:

•

the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engages in business or maintains a permanent establishment or is physically present in Ireland thus requiring that deduction or withholding, or otherwise has some connection with Ireland other than the holding or ownership of the debt security, or the collection of any payment of, or in respect of, principal of, any premium, or any interest on, any debt securities of the relevant series;

•	except in the case of our winding-up in Ireland, the relevant debt security is presented for payment in Ireland;

•

the relevant debt security is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of such 30-day period;

•

the holder or the beneficial owner of the relevant debt securities or the beneficial owner of any payment of, or in respect of, principal of, any premium, or any interest on the debt securities failed to make any necessary claim or to comply with any certification, identification or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner, if that claim or compliance is required by statute, treaty, regulation or administrative practice of Ireland as a condition to relief or exemption from the taxes;

•

such deduction or withholding is imposed on a payment to an individual and is made pursuant to the Directive on the Taxation of Savings 2003/48/EC (the “Directive”) adopted by the Council of the European Union (the “Council”) on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive;

•

the relevant debt security is presented for payment by or on behalf of a holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a member state of the European Union (the “EU”) or elsewhere; or

•

if the taxes would not have been imposed or would have been excluded under one of the preceding points if the beneficial owner of, or person ultimately entitled to obtain an interest in, the debt securities had been the holder of the debt securities.

Whenever we refer in this prospectus and any applicable supplement to the payment of the principal of, any premium, or any interest, if any, on, or in respect of, any debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in context, Additional Amounts are, were or would be payable.

Redemption

Redemption for tax reasons. Unless any applicable supplement provides otherwise, and, in the case of Undated Subordinated Debt Securities, we satisfy the conditions for solvency described under “ — Payments; Arrears of Interest for Undated Subordinated Debt Securities,” we will have the option to redeem the debt securities of any series upon not less than 30 nor more than 45 days’ notice on any dates as are specified in the applicable supplement, if:

•

we are required to issue definitive debt securities (see “ — Legal Ownership; Form of Debt Securities — Special Situations When a Global Security Will Be Terminated”) and, as a result, we are or would be required to pay Additional Amounts with respect to the debt securities;

•

we determine that as a result of a change in or amendment to the laws or regulations of a taxing jurisdiction, including any treaty to which the taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of any applicable supplement (and, in the case of a successor entity, which becomes effective on or after the date of that entity’s assumption of our obligations), we (or any successor entity) will or would be required to pay holders Additional Amounts; or

•	we (or any successor entity) would not be entitled to claim a deduction in respect of any payments in computing our (or its) taxation liabilities.

In each case, before we give a notice of redemption, we shall be required to deliver to the trustee a written legal opinion of independent counsel of recognized standing, chosen by us, in a form satisfactory to the trustee confirming that we are entitled to exercise our right of redemption. The redemption must be made in respect of all, but not some, of the debt securities of the relevant series. The redemption price will be equal to 100% of the principal amount of debt securities being redeemed together with any accrued but unpaid interest and Arrears of Interest, if any, in respect of such debt securities to the date fixed for redemption or, in the case of Discount Securities, such portion of the principal amount of such Discount Securities as may be specified by their terms.

Optional Redemption. The applicable supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The applicable supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•	the redemption price;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP number or numbers, if any, with respect to the debt securities.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate.

We or any of our subsidiaries may at any time purchase debt securities of any series in the open market or by tender (available alike to each holder of debt securities of the relevant series) or by private agreement, if applicable law allows, and, in the case of Undated Subordinated Debt Securities, if we satisfy the conditions for solvency described under “ — Payments; Arrears of Interest for Undated Subordinated Debt Securities.” We will treat as cancelled and no longer issued and outstanding any debt securities of any series that we purchase beneficially for our own account, other than a purchase in the ordinary course of a business dealing in securities.

In addition, we may not redeem or repurchase any Subordinated Debt Securities (except in the case of the Dated Subordinated Debt Securities, at their stated maturity or in the event of a winding-up) without obtaining the prior written consent of the Irish Financial Regulator, if required.

Convertible or Exchangeable Securities

Unless the applicable supplement specifies otherwise, optionally convertible or exchangeable securities will entitle the holder, during a period, or at specific times, to convert or exchange optionally convertible or exchangeable securities into or for the underlying security, basket or baskets of securities, index or indices of securities, or combination of these, at a specified rate of exchange. Optionally convertible or exchangeable securities will be redeemable at our option prior to maturity, if the applicable supplement so states. If a holder does not elect to convert or exchange the optionally convertible or exchangeable securities before maturity or any applicable redemption date, the holder will receive the principal amount of the optionally convertible or exchangeable securities.

Unless the applicable supplement specifies otherwise, the holder is not entitled to convert or exchange mandatorily convertible or exchangeable securities before maturity. At maturity, the holder must convert or exchange the mandatorily convertible or exchangeable securities for the underlying security, basket or baskets of securities or index or indices of securities, or a combination of these, at a specified rate of exchange, and, therefore, the holder may receive less than the principal amount of the mandatorily convertible or exchangeable security. If the applicable supplement so indicates, the specified rate at which a mandatorily convertible or exchangeable security will be converted or exchanged may vary depending on the value of the underlying securities, basket or baskets of securities, index or indices of securities, or combination of these so that, upon conversion or exchange, the holder participates in a percentage, which may be other than 100%, of the change in value of the underlying securities, basket or baskets, index or indices of securities, or combination of these.

Upon conversion or exchange, at maturity or otherwise, the holder of a convertible or exchangeable security may receive, at the specified exchange rate, either the underlying security or the securities constituting the relevant basket or baskets, index or indices, or combination of these, or the cash value thereof, as the applicable supplement may specify.

In addition, subject to certain conditions specified in the applicable supplement and unless it specifies otherwise, we may choose to convert all but not part of the Undated Subordinated Debt Securities into preference shares, on any payment date or as a result of certain tax events specified in the applicable supplement. You should refer to the applicable supplement for a description of the terms and conditions of this conversion and any effect this conversion may have on the terms and conditions of the Undated Subordinated Debt Securities, including our obligation to pay Additional Amounts.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the indenture applicable to each series of debt securities without the consent of the holders of the debt securities. We may make other modifications and amendments with the consent of the holder(s) of not less than, in the case of the Senior Debt Securities, a majority of or, in the case of the Subordinated Debt Securities, 66 2/3% in aggregate principal amount of the debt securities of the series outstanding under the applicable indenture that are affected by the modification or amendment. However, we may not make any modification or amendment without the consent of the holder of each affected debt security that would:

•

change the terms of any debt security to include, in the case of an Undated Subordinated Debt Security, a maturity date for its principal amount, or in the case of any other debt security, change the stated maturity date of its principal amount;

•	reduce the principal amount of, or any premium, or interest with respect to any debt security;

•

reduce the amount of principal on a Discount Security that would be due and payable upon an acceleration of the maturity date of any series of Senior Debt Securities or Dated Subordinated Debt Securities;

•	change our obligation, or any successor’s, to pay Additional Amounts;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

•

reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any past Senior Debt Securities Event of Default or Subordinated Debt Securities Event of Default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the indenture;

•	change the terms and conditions of the preference shares or other securities into which the Undated Subordinated Debt Securities may be converted;

•

modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities, in either case in a manner adverse to the holders; or

•

modify the foregoing requirements or the provisions of the indenture relating to the waiver of any past Senior Debt Securities Event of Default or Subordinated Debt Securities Event of Default or covenants, except as otherwise specified.

Events of Default; Limitation of Remedies

Senior Debt Securities Events of Default

Unless the applicable supplement provides otherwise, a “Senior Debt Securities Event of Default” with respect to any series of Senior Debt Securities shall result if:

•

we fail to pay the principal (other than installment payments), when due and payable, with respect to such series of Senior Debt Securities and continuance of such failure for a period of seven (7) days;

•

we fail to pay any interest, premium, if applicable, installment payments, if applicable, or any other amounts, when due and payable, with respect to such series of Senior Debt Securities and continuance of such failure for a period of fifteen (15) days;

•

we fail to observe or perform in any material respect any covenant or warranty contained in the Senior Debt Indenture (other than those listed in the first, second and, if applicable, seventh bullet points herein and other than a covenant which has expressly been created solely for the benefit of any series of Senior Debt Securities other than that series) for such series of Senior Debt Securities for a period of sixty (60) days after the date on which the trustee provides us written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the applicable series of Senior Debt Securities provide us and the trustee written notice in the same manner, specifying such failure and, in each case, requiring such failure to be remedied and stating that it is a “notice of default”;

•

an order is made or an effective resolution passed for our winding-up or dissolution except in connection with any transaction permitted under “— Consolidation, Merger or Sale of Assets” or in the applicable supplement;

•

we are deemed by law or a court to be insolvent or unable or deemed to be unable to pay our debts (within the meaning of section 214 of the Companies Act 1963 of Ireland or Section 2(3) of the Companies (Amendment) Act 1990 of Ireland; or we are deemed to be unable to meet our obligations to creditors under section 21 or 28 of the Central Bank Act, 1971 of Ireland, as the same may be amended, modified or re-enacted, or we admit in writing our inability to pay our debts as they mature;

•

a receiver, examiner or other similar official is appointed in relation to AIB or in relation to the whole or a material part of the assets of AIB, or the protection of the court is granted to AIB, or an encumbrancer takes possession of the whole or a material part of the assets of AIB, or a distress or execution or other process is levied or enforced upon or sued out against the whole or a material part of the assets of AIB, in respect of a debt of more than €10,000,000 (or its equivalent in another currency) and, in any of the foregoing cases, is not discharged within thirty (30) days; or

•	any other Senior Debt Securities Event of Default provided in this prospectus or the applicable supplement(s).

If a Senior Debt Securities Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the Senior Debt Securities of that series may at their discretion declare the Senior Debt Securities of that series to be due and repayable immediately (and the Senior Debt Securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the applicable supplement(s)) together with accrued interest, if any, as provided in the applicable supplement(s). The trustee may, at its discretion and without further notice, institute such proceedings as it may think suitable, against us to enforce payment. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the Senior Debt Indenture, and must not be unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

If lawful, amounts otherwise payable to holders of Senior Debt Securities (other than amounts withheld as taxes as described under “— Additional Amounts”) withheld or refused (i) in order to comply with any law or regulation or with the order of any court of competent jurisdiction or (ii) in case of doubt as to the validity or applicability of any law, regulation or order, in accordance with advice of counsel given as to such validity or applicability at any time prior to the expiry of the periods specified in the Senior Debt Indenture (a “Withheld Amount”) or a sum equal to Withheld Amounts shall be placed promptly on interest bearing deposit as described in the Senior Debt Indenture. We will give notice if at any time it is lawful to pay any Withheld Amount to holders of Senior Debt Securities or if such payment is possible as soon as any doubt as to the validity or applicability of the law, regulation or order is resolved. The notice will give the date on which the Withheld Amount and the interest accrued on it will be paid. This date will be the earliest day after the day on which it is decided Withheld Amounts can be paid on which the interest bearing deposit falls due for repayment or may be repaid without penalty. On such date, we shall be bound to pay the Withheld Amount together with interest accrued on it. For the purposes of this subsection this date will be the due date for those sums. Our obligations under this paragraph are in lieu of any other remedy against us in respect of Withheld Amounts. Payment will be subject to applicable laws, regulations or court orders, but in the case of payment of any Withheld Amount, without prejudice to the provisions described under “— Additional Amounts.” Interest accrued on any Withheld Amount will be paid net of any taxes required by applicable law to be withheld or deducted and we shall not be obliged to pay any Additional Amount in respect of any such withholding or deduction.

The holder(s) of a majority of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any past Senior Debt Securities Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest, on any Senior Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Senior Debt Securities of the series.

Subject to exceptions, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Securities Event of Default if, in the opinion of the trustee, that Senior Debt Securities Event of Default would not be materially prejudicial to the interests of the holders.

The trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each affected holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on the Senior Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Senior Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a Senior Debt Securities Event of Default.

Subordinated Debt Securities Events of Default

Unless the applicable supplement provides otherwise, a “Subordinated Debt Securities Event of Default” with respect to any series of Subordinated Debt Securities shall result if (i) either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation, merger or reconstruction not involving a bankruptcy or insolvency; or (ii) we do not pay any installment of interest upon, or any part of the principal of, and any premium on, any Subordinated Debt Securities of that series on the date on which the payment is due and payable, whether upon redemption or otherwise, and the failure continues for fourteen (14) days in the case of interest or seven (7) days in the case of principal.

If a Subordinated Debt Securities Event of Default occurs and is continuing, the trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of each series of Dated Subordinated Debt Securities or Undated Subordinated Debt Securities, as applicable, may declare any accrued but unpaid payments, or, in the case of Discount Securities, the portion of principal amount specified in its terms, on the Subordinated Debt Securities of such series to be due and payable immediately. In the case of a Subordinated Debt Securities Event of Default of the type referred to in clause (ii) of the immediately preceding paragraph, the trustee or a majority of the holders of outstanding Subordinated Debt Securities of such series may then also institute proceedings, but may take no other action in respect of such default, for our winding-up in Ireland (but not elsewhere) and prove a claim in such winding-up (or any other winding up otherwise instigated) to enforce our obligations in respect of the Subordinated Debt Securities of such series. In such case, no repayment in respect of the Subordinated Debt Securities may be made otherwise than during or after our winding-up or on the stated maturity of the Subordinated Debt Security, except with the prior written consent of the Irish Financial Regulator, if required.

After any such declaration of acceleration but before a judgment or decree has been rendered by a competent court, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of such series may rescind the declaration of acceleration and its consequences, but only if the Subordinated Debt Securities Event of Default has been cured or waived and all payments due, other than those due as a result of acceleration, have been made as described below under “—Waiver, Trustee’s Duties—Subordinated Debt Securities.”

For the avoidance of doubt, we are not required to make payments on any series of Undated Subordinated Debt Securities, except in the limited circumstances described under “—Payments, Arrears of Interest for Undated Subordinated Debt Securities.” Furthermore, for the purposes of determining whether a Subordinated Debt Securities Event of Default has occurred with respect to any Undated Subordinated Debt Securities, a payment will not be deemed to be due on any date on which we do not satisfy the conditions for solvency described under that heading. Conversely, a payment on the Dated Subordinated Debt Securities will be deemed to be due even if we do not satisfy the conditions for solvency described under that heading.

Waiver; Trustee’s Duties – Subordinated Debt Securities

The holder(s) of not less than a majority in aggregate principal amount of the debt securities of any affected series may waive any past Subordinated Debt Securities Event of Default with respect to the series, except any default in respect of either:

•	the payment of principal of, or any premium, or interest or Arrears of Interest on any Subordinated Debt Securities; or

•	a covenant or provision of the relevant indenture which cannot be modified or amended without the consent of each holder of Subordinated Debt Securities of the series.

Subject to the applicable indenture provisions regarding the trustee’s duties, in case a Subordinated Debt Securities Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will have no obligation to any holder(s) of the Subordinated Debt Securities of that series, unless they have offered the trustee reasonable indemnity. Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series. However, this direction must not be in conflict with any rule of law or the applicable indenture, and must not be unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction, as determined by the trustee. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a default with respect to the Subordinated Debt Securities of any series, give to each affected holder of the Subordinated Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of, or premium, if any, or interest, if any, on any Subordinated Debt Securities, the trustee will be entitled to withhold notice if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee determine in good faith that withholding of notice is in the interest of the holder(s).

We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under each Subordinated Debt Indenture.

Limitations on suits. Before a holder may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the debt securities, the following must occur:

•	The holder must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and the holder must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding debt securities of the relevant series during that period.

•	In the case of our winding-up in Ireland, such legal action or proceeding is in the name and on behalf of the trustee to the same extent, but no further, as the trustee would have been entitled to do.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Debt Securities.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive any past Subordinated Debt Securities Event of Default.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate with, merge into or convey or transfer or lease our assets substantially as an entirety to, any person of the persons specified in the applicable indenture, provided that:

(1) if we are not the survivor in such consolidation or amalgamation, the person formed by such consolidation or amalgamation or into which we are merged or the person which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety shall be an entity entitled to carry on the business of a bank, and shall expressly assume by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the debt securities in accordance with the provisions of such supplemental indenture and the performance or observance of every covenant of the indenture to be performed or observed by us;

(2) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of ours or any of our subsidiaries as a result of that transaction as having been incurred by us or our subsidiary at the time of the transaction, no Senior Debt Securities Event of Default or Subordinated Debt Securities Event of Default and no event which, after notice or lapse of time or both, would become a Senior Debt Securities Event of Default or Subordinated Debt Securities Event of Default shall have occurred and be continuing; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer and such supplemental indenture comply with the terms of the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Subject to applicable law and regulation, any of our wholly-owned subsidiaries may assume our obligations under the debt securities of any series without the consent of any holder. We, however, must irrevocably guarantee (in the case of Subordinated Debt Securities, on a subordinated basis in substantially the manner described under “ — Ranking” above) the obligations of the subsidiary under the debt securities of that series. If we do, all of our direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged. Unless the applicable supplement provides otherwise, any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is organized, rather than taxes imposed by a taxing jurisdiction of Ireland, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by a taxing jurisdiction of Ireland. However, if we make payment under this guarantee, we shall also be required to pay Additional Amounts related to taxes (subject to the exceptions set forth in “ — Additional Amounts” above) imposed by a taxing jurisdiction of Ireland due to this guarantee payment. A subsidiary that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “ — Redemption” above with respect to any change or amendment to, or change in the application or interpretation of the laws or regulations (including any treaty) of the assuming corporation’s jurisdiction of incorporation as long as the change or amendment occurs after the date of the subsidiary’s assumption of our obligations. However, the determination of whether we are solvent shall continue to be made with reference to us, unless applicable law requires otherwise.

The U.S. Internal Revenue Service might deem an assumption of our obligations as described above to be an exchange of the existing debt securities for new debt securities, resulting in a recognition of taxable gain or loss and possibly other adverse tax consequences. Investors should consult their tax advisors regarding the tax consequences of such an assumption.

Governing Law

The debt securities and indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as specified in the relevant Subordinated Debt Indenture, the subordination provisions of each series of Subordinated Debt Securities and the related indenture will be governed by and construed in accordance with the laws of Ireland.

Notices

Notices regarding the debt securities will be valid:

•	with respect to global debt securities, if in writing and delivered or mailed to each direct holder; or

•	if registered debt securities are affected, if given in writing and mailed to each direct holder as provided in the applicable indenture.

Any notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first publication. If publication is not practicable, notice will be valid if given in any other manner, and deemed to have been given on the date, as we shall determine.

The Trustee

The Bank of New York will be the trustee under the indentures. The trustee has two principal functions:

•

First, it can enforce an investor’s rights against us if we default on debt securities issued under the indenture. There are some limitations on the extent to which the trustee acts on an investor’s behalf, described under “— Events of Default; Limitation of Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending the investor’s interest payments, transferring debt securities to a new buyer and sending investors notices.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of our respective businesses.

Consent to Service

The indentures provide that we irrevocably designate Allied Irish Banks, public limited company, 405 Park Avenue, New York, NY 10022 (Attn: Head of Treasury) as our authorized agent for service of process in any proceeding arising out of or relating to the indentures or debt securities brought in any federal or state court in the Borough of Manhattan in the City of New York and we irrevocably submit to the jurisdiction of these courts.

Clearance and Settlement

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company, or DTC, in the United States, Clearstream Banking, société anonyme, or Clearstream, Luxembourg, in Luxembourg and Euroclear Bank S.A./N.V., or Euroclear, in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable supplement.

Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investors’ interest in securities held by them. This is also true for any other clearance system that may be named in an applicable supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in an applicable supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC. DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg. Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear. Euroclear has advised us as follows:

•

Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems. We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable supplement.

Clearance and Settlement Procedures – DTC. DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures – Euroclear and Clearstream, Luxembourg. We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. Dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants. We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser. A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any series we may issue under the registration statement to which this prospectus relates. Each time we issue preference shares we will prepare a supplement, which you should read carefully. The supplement relating to a series of preference shares or to a series of debt securities that are convertible into or exchangeable for the preference shares will summarize the terms of the preference shares of the particular series. Those terms will be set out in the resolutions establishing the series that our Board of Directors or an authorized committee adopt, and may be different from those summarized below. If so, the supplement will state that, and the description of the preference shares of that series contained in the supplement will apply. In addition, our Memorandum and Articles of Association contain certain rights attaching to the preference shares which are summarized below.

This summary does not purport to be complete and is subject to, and qualified by, our Memorandum and Articles of Association and the resolutions of the Board of Directors or an authorized committee. You should read our Memorandum and Articles of Association as well as those resolutions, which we have filed or we will file with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) that may represent preference shares may be issued, under the heading “Description of American Depositary Receipts.”

General

Under our Memorandum and Articles of Association, our Board of Directors or an authorized committee of the Board is empowered to provide for the issuance of U.S. dollar-denominated preference shares, having a par value of $25, in one or more series.

Our Memorandum and Articles of Association and any resolutions establishing the relevant preference shares will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares. As of the date of this prospectus, we have issued 250,000 dollar-denominated preference shares, though we have issued a call notice with respect to those dollar-denominated preference shares, and they are scheduled to be redeemed by us on July 15, 2008.

The preference shares of any series will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non-assessable. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price (net of costs) and its nominal value will be credited to our share premium account. The applicable supplement will specify the nominal value of the preference shares. The preference shares of a series deposited under the deposit agreement referred to in the section “Description of American Depositary Receipts” will be represented by ADSs of a corresponding series, evidenced by ADRs of such series. The preference shares of such series may only be withdrawn from deposit in registered form. See “Description of American Depositary Receipts.”

Our Board of Directors or the relevant authorized committee may only provide for the issuance of preference shares of any series if there is in place, prior to the proposed issuance, sufficient allotment authority. Under our Articles of Association, our shareholders have the power to grant our Board of Directors the authority to allot preference shares. This power is usually granted by our shareholders for periods of five years.

The preference shares of any series will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the applicable supplement provides otherwise. You should read the applicable supplement for the specific terms of any series, including:

•	the number of shares offered, the number of shares offered in the form of ADSs and the number of preference shares represented by each ADS;

•	the public offering price of the series;

•	the liquidation value per share of that series;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights of that series of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to withholding tax or information reporting laws;

•	any redemption, conversion or exchange provisions;

•	any listing of the preference shares on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the series.

The applicable supplement will also describe material U.S. and Irish tax considerations that apply to any particular series of preference shares.

Title to preference shares of a series in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in Ireland. For more information on such registration, you should read “— Registrar and Paying Agent.” The registrar will not charge for the registration of transfer, but the purchaser will be liable for any taxes, stamp duties or other governmental charges.

The characteristics of the preference shares of any two or more series may differ in the following respects:

•	the aggregate amount of dividends,

•	the aggregate amounts which may be payable upon redemption,

•	the redemption dates,

•	the rights of holders to deposit the preference shares under the deposit agreement, and

•	the voting rights of holders.

You should read the applicable supplement for the characteristics relating to any series of preference shares.

Unless the applicable supplement specifies otherwise, the preference shares of each series will rank equally as to participation in our profits and assets with the preference shares of each other series.

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable supplement out of our “distributable profits” and “distributable reserves.” Except as provided in this prospectus and in the applicable supplement, holders of preference shares will have no right to participate in our profits. The discretion of our Board of Directors to resolve that a dividend should not be paid to holders of the preference shares is unfettered. In addition, even if we have sufficient “distributable profits” and “distributable reserves,” we will not pay a dividend to holders of the preference shares if doing so would result in a breach of Applicable Regulatory Capital Requirements.

For information concerning the declaration of dividends out of our distributable profits, see “Description of Share Capital — Ordinary Shares — Dividend Rights.”

We will pay the dividends on the preference shares of a series to the record holders as they appear on the register for such preference shares on the record dates. A record date will be fixed by our Board of Directors or an authorized committee. Subject to applicable fiscal or other laws and regulations, each payment will be made by dollar check drawn on a bank in Dublin or in New York City and mailed to the record holder at the holder’s address as it appears on the register for the preference shares. If any date on which dividends are payable on the preference shares is not a “business day,” which is a day on which banks are open for business and on which foreign exchange dealings may be conducted in Dublin and in New York City, then payment of the dividend payable on that date will be made on the next business day. There will be no additional interest or other payment due to this type of delay.

Dividends on the preference shares of any series will be non-cumulative. If our Board of Directors or the relevant authorized committee fails to declare a dividend payable, or a dividend is paid only in part, the holders of preference shares of the relevant series will have no claim in respect of such unpaid amount. We will have no obligation to pay the dividend accrued for the relevant dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that series or any other series or class of our shares are paid for any subsequent dividend period.

No full dividends will be paid or set apart for payment on any of our preference shares ranking, as to dividends, equally with or below the preference shares of any series for any period unless full dividends have been, or at the same time are, paid, or set aside for payment, on the preference shares of that series for the then-current dividend period. When dividends are not paid in full upon the preference shares of a series and any other of our preference shares ranking equally as to dividends, all dividends upon the preference shares of that series and the other preference shares will be paid pro rata so that dividends paid upon the preference shares of each series are in proportion to dividends accrued on the preference shares of the series.

Except as provided in the preceding sentence, unless full dividends on all outstanding preference shares of a series have been paid for the most recently completed dividend period, no dividends, will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking, as to dividends or upon liquidation, equally with or below the preference shares of the series. In addition, we will not redeem, repurchase or otherwise acquire for consideration, or pay any money or make any money available for a sinking fund for the redemption of, any of our ordinary shares or other shares ranking equally with or below the preference shares of the series as to dividends or upon liquidation, except by conversion into or exchange for shares ranking below the preference shares of the series as to dividends and upon liquidation, until we have resumed or set aside for the payment of full dividends for a period of twelve (12) consecutive months on all outstanding preference shares of the series and those ranking equally as to dividends with the preference shares of the series.

We will compute the amount of dividends payable on the preference shares of any series for each dividend period based upon the liquidation value per share of the preference shares of the series by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

Rights Upon Liquidation

If there is a return of capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Memorandum and Articles of Association and under applicable law, the holders of the outstanding preference shares of a series will be entitled to receive liquidating distributions. Liquidating distributions will:

•

come from the surplus assets we have available for distribution to shareholders, before any distribution of assets is made to holders of our ordinary shares or any other class of shares ranking below the preference shares as regards distribution of assets; and

•

be in an amount equal to the liquidation value per share of the preference shares (being the amount paid up or credited as paid up on the preference shares including any premium paid in respect thereof), plus an amount equal to accrued and unpaid dividends, whether or not declared or earned, for the then-current dividend period up to and including the date of commencement of our winding-up or the date of any other return of capital, as the case may be.

If, upon a return of capital, the assets available for distribution are insufficient to pay in full the amounts payable on the preference shares and any other of our shares ranking as to any distribution equally with the preference shares, the holders of the preference shares and of the other shares will share pro rata in any distribution of our surplus assets in proportion to the full respective liquidating distributions to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of that series will have no right or claim on any of our remaining assets and will not be entitled to any further participation in the return of capital. If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up. To the extent that holders of the preference shares are entitled to any recovery upon a return of capital, those holders might not be entitled in such proceedings to a recovery in US dollars and might be entitled only to a recovery in euro.

Redemption

Unless the applicable supplement specifies otherwise, we may redeem the preference shares of each series, at our option, in whole or in part, at any time and from time to time on the dates and at the redemption prices and on all other terms and conditions as set forth in the applicable supplement.

If fewer than all of the outstanding preference shares of a series are to be redeemed, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a series, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the series to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If we give notice of redemption in respect of the preference shares of a series, then, by 12:00 noon, Dublin time, on the redemption date, we will irrevocably deposit with the relevant paying agent funds sufficient to pay the applicable redemption price, including the amount of accrued and unpaid dividends (if any) for the then-current quarterly dividend period to the date fixed for redemption. We will also give the relevant paying agent irrevocable instructions and authority to pay the redemption price to the holders of those preference shares called for redemption.

If we give notice of redemption, then, when we make the deposit with the paying agent, all rights of holders of the preference shares of the series called for redemption will cease, except the holders’ right to receive the redemption price, but without interest, and these preference shares will no longer be outstanding. Subject to any applicable fiscal or other laws and regulations, payments in respect of the redemption of preference shares of a series will be made by dollar check drawn on a bank in Dublin or in New York City against presentation and surrender of the relevant share certificates at the office of the paying agent located in Ireland.

In the event that any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day. There will be no interest or other payment due to the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to applicable law, including U.S. securities laws, and the consent of, or prior notification to, the Irish Financial Regulator, as applicable, we may purchase outstanding preference shares of any series by tender, in the open market or by private agreement. Unless we tell you otherwise in the applicable supplement, any preference shares of any series that we purchase for our own account, other than in the ordinary course of a business of dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

We may not redeem or repurchase any preference shares without obtaining the prior written consent of the Irish Financial Regulator, if required.

Voting Rights

The holders of the preference shares of any series are entitled to receive notice of, and to attend, general meetings of shareholders, but, except as provided below or in the applicable supplement, will not be entitled to speak or vote at such meetings.

Variation of Rights

If applicable law permits, the rights, preferences, limitations, and privileges attached to any series of preference shares may be varied, altered or abrogated only with the written consent of the holders of at least three-fourths of the outstanding preference shares of the series or with the sanction of a special resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series provided that at least three-fourths of those holders vote in person or by proxy in favor of the resolution at the meeting.

In addition to the voting rights referred to above, if any resolution is proposed for our liquidation, dissolution or winding-up, then the holders of the outstanding preference shares of each series, other than any series of preference shares which do not have voting rights, will be entitled to receive notice of and to attend the general meeting of shareholders called for the purpose of adopting the resolution and will be entitled to vote on that resolution, but no other. When entitled to vote, each holder of preference shares of a series present in person or by proxy has one vote for each preference share held.

On the allotment of a series of preference shares, the Directors may provide that the consent, either written or by resolution passed at a separate general meeting of the holders of the outstanding preference shares of the series, of the holders of at least two-thirds of the outstanding preference shares of the series is required if we propose to authorize or create, or increase the amount of, any shares of any class or any security convertible into the shares of any class ranking as regards the right to receive dividends or the rights on a return on capital in respect of our voluntary or involuntary liquidation, dissolution, winding-up or otherwise, other than in respect of any redemption or repurchase of the preference shares of a series in whole or in part permitted by our Memorandum and Articles of Association and under applicable law in priority to the preference shares of the series.

In the event that the most recent dividend payable on a series of preference shares has been paid in cash, the rights attached to the preference shares of that series are not to be deemed to be varied:

(a) by the creation or issue of further preference shares ranking equally with the preference shares, whether or not carrying different rights as to dividend, premium on a return of capital, redemption or conversion; or

(b) by the reduction or redemption by us of share capital ranking as regards participation in our profits and assets equally with or after the preference shares.

In the event that the most recent dividend payable on a series of preference shares has not been paid in cash at the date of a general meeting of shareholders, holders of preference shares will be entitled to speak and vote at that meeting.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular series are entitled to vote will be mailed to each record holder of preference shares of that series. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any series in registered form who is not registered with an address in Ireland and who has not supplied an address within Ireland to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Receipts — Reports and Notices” and “Where You Can Find More Information.”

Governing Law

The creation and issuance of any series of preference shares and the rights associated with those preference shares shall be governed by and construed in accordance with the laws of Ireland.

Registrar and Paying Agent

AIB p.l.c., presently located at Bankcentre, Ballsbridge, Dublin 4, Ireland will act as registrar and paying agent for the preference shares of each series.

DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

The following is a summary of the general terms and provisions of the deposit agreement under which the ADR depositary will issue the ADRs. The deposit agreement is among us, The Bank of New York, as ADR depositary, and all holders from time to time of ADRs issued under the deposit agreement. This summary does not purport to be complete. We may amend or supersede all or part of this summary to the extent we tell you in the applicable supplement. You should read the deposit agreement, which is filed with the SEC as an exhibit to the registration statement, of which this prospectus is a part. You may also read the deposit agreement at the corporate trust office of The Bank of New York in New York City and the office of Allied Irish Banks, p.l.c. Securities Services in Dublin.

Depositary

The Bank of New York will act as the ADR depositary. The Bank of New York, London office will act as custodian. The ADR depositary’s principal office in New York City is presently located at 101 Barclay Street, Floor 21 West, New York, New York 10286, and the custodian’s office is presently located at One Canada Square, Canary Wharf, London E14 5AL.

American Depositary Receipts

An ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series. Unless the applicable supplement specifies otherwise, each ADS will represent one preference share, or evidence of rights to receive one preference share, deposited with The Bank of New York, London office as custodian. An ADR may evidence any number of ADSs in the corresponding series.

Deposit and Issuance of ADRs

When the custodian has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its corporate trust office in New York City to the person(s) specified by us in writing, an ADR or ADRs registered in the name of such person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series.

When the ADR depositary has received preference shares of a particular series, or evidence of rights to receive preference shares, and applicable fees, charges and taxes, subject to the deposit agreement’s terms, the ADR depositary will execute and deliver at its principal office to the person(s) specified by us in writing, an ADR or ADRs registered in the name of that person(s) evidencing the number of ADSs of that series corresponding to the preference shares of that series. Preference shares may be deposited under the deposit agreement as units comprising a preference share of a series and a preference share of a related series. The ADR depositary’s principal office is presently located at 101 Barclay Street, Floor 22 West, New York, New York 10286.

Withdrawal of Deposited Securities

Upon surrender of ADRs at the ADR depositary’s corporate trust office in New York City and upon payment of the taxes, charges and fees provided in the deposit agreement and subject to its terms, an ADR holder is entitled to delivery, to or upon its order, at the ADR depositary’s corporate trust office in New York City or the custodian’s office in Dublin, of the amount of preference shares of the relevant series represented by the ADSs evidenced by the surrendered ADRs. The ADR holder will bear the risk and expense for the forwarding of share certificates and other documents of title to the corporate trust office of the ADR depositary.

Holders of preference shares that have been withdrawn from deposit under the deposit agreement will not have the right to redeposit the preference shares.

Dividends and Other Distributions

The ADR depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares of a particular series to ADR holders, after payment of any charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. The cash amount distributed will be reduced by any amounts that we or the ADR depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares of a particular series, the ADR depositary will distribute the property it receives to ADR holders, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs of the series representing the preference shares. If a distribution that we make in respect of deposited preference shares of a particular series consists of a dividend in, or free distribution of, preference shares of that series, the ADR depositary may, if we approve, and will, if we request, distribute to ADR holders, in proportion to their holdings of ADSs of the relevant series, additional ADRs evidencing an aggregate number of ADSs of that series representing the amount of preference shares received as such dividend or free distribution. If the ADR depositary does not distribute additional ADRs, each ADS of that series will from then forward also represent the additional preference shares of the corresponding series distributed in respect of the deposited preference shares before the dividend or free distribution.

If the ADR depositary determines that any distribution of property, other than cash or preference shares of a particular series, cannot be made proportionately among ADR holders or if for any other reason, including any requirement that we or the ADR depositary withhold an amount on account of taxes or other governmental charges, the ADR depositary deems that such a distribution is not feasible, the ADR depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The ADR depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the ADR depositary provided for in the deposit agreement) to ADR holders as in the case of a distribution received in cash.

Redemption of ADSs

If we redeem any preference shares of a particular series that are represented by ADSs, the ADR depositary will redeem, from the amounts that it receives from the redemption of deposited preference shares of that series, a number of ADSs of the series representing those preference shares which corresponds to the number of deposited preference shares of that series. The ADS redemption price will correspond to the redemption price per preference share payable with respect to the redeemed preference shares. If we do not redeem all of the outstanding preference shares of a particular series, the ADR depositary will select the ADSs of the corresponding series to be redeemed, either by lot or pro rata to the number of preference shares represented.

We must give notice of redemption in respect of the preference shares of a particular series that are represented by ADSs to the ADR depositary not less than 30 days before the redemption date. The ADR depositary will promptly deliver the notice to all holders of ADRs of the corresponding series.

Record Date

Whenever any dividend or other distribution becomes payable or shall be made in respect of preference shares of a particular series, or any preference shares of a particular series are to be redeemed, or the ADR depositary receives notice of any meeting at which holders of preference shares of a particular series are entitled to vote, the ADR depositary will fix a record date for the determination of the ADR holders who are entitled to receive the dividend, distribution, amount in respect of redemption of ADSs of the corresponding series, or the net proceeds of their sale, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement. This record date will be as near as practicable to the corresponding record date for the underlying preference share.

Voting of the Underlying Deposited Securities

When the ADR depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares of a particular series, it will, at our written request and as soon as practicable thereafter, mail to the record holders of ADRs a notice including:

•	the information contained in the notice of meeting;

•

a statement that the record holders of ADRs at the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law, to instruct the ADR depositary as to the exercise of any voting rights pertaining to the preference shares of the series represented by their ADSs; and

•

a brief explanation of how they may give instructions, including an express indication that they may instruct the ADR depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The ADR depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the record date set by the ADR depositary. The ADR depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the ADR depositary does not receive instructions from any ADR holder on or before the date the ADR depositary establishes for this purpose, the ADR depositary will deem such holder to have directed the ADR depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the ADR depositary will not give a discretionary proxy to a designated member or members of our board of directors with respect to any matter as to which we inform the ADR depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADRs evidencing ADSs will not be entitled to vote shares of the corresponding series of preference shares directly.

Inspection of Transfer Books

The ADR depositary will, at its corporate trust office in New York City, keep books for the registration and transfer of ADRs. These books will be open for inspection by ADR holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADR holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADRs.

Reports and Notices

We will furnish the ADR depositary with our annual reports as described under “Where You Can Find More Information.” The ADR depositary will make available at its corporate trust office in New York City, for any ADR holder to inspect, any reports and communications received from us that are both received by the ADR depositary as holder of preference shares and made generally available by us to the holders of those preference shares. This includes our annual report and accounts. Upon written request, the ADR depositary will mail copies of those reports to ADR holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of preference shares of a particular series;

•	any adjourned meeting of holders of preference shares of a particular series; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of, preference shares of a particular series we have agreed to transmit to the ADR depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the ADR depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADRs evidencing ADSs of the corresponding series.

Amendment and Termination of the Deposit Agreement

The form of the ADRs evidencing ADSs of a particular series and any provisions of the deposit agreement relating to those ADRs may at any time and from time to time be amended by agreement between us and the ADR depositary, without the consent of holders of ADRs, in any respect which we may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADRs evidencing ADSs of a particular series, will not take effect as to any ADRs until 30 days after notice of the amendment has been given to the record holders of those ADRs. Every holder of any ADR at the time an amendment becomes effective, if it has been given notice, will be deemed by continuing to hold the ADR to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADRs to surrender ADRs and receive in return the preference shares of the corresponding series represented by the ADSs.

Whenever we direct, the ADR depositary has agreed to terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to the record holders of all ADRs then outstanding at least 30 days before the date fixed in the notice of termination. The ADR depositary may likewise terminate the deposit agreement as to ADRs evidencing ADSs of a particular series by mailing a termination notice to us and the record holders of all ADRs then outstanding if at any time 90 days shall have expired since the ADR depositary delivered a written notice to us of its election to resign and a successor ADR depositary shall not have been appointed and accepted its appointment.

If any ADRs evidencing ADSs of a particular series remain outstanding after the date of any termination, the ADR depositary will then:

•	discontinue the registration of transfers of those ADRs;

•	suspend the distribution of dividends to holders of those ADRs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADRs.

The ADR depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares of the corresponding series. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares of the corresponding series, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to it.

At any time after the expiration of six months from the date of termination of the deposit agreement as to ADRs evidencing ADSs of a particular series, the ADR depositary may sell the preference shares of the corresponding series then held. The ADR depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement in respect of those ADRs, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADRs that have not previously been surrendered.

Charges of ADR Depositary

Unless the applicable supplement specifies otherwise, the ADR depositary will charge the party to whom it delivers ADRs against deposits, and the party surrendering ADRs for delivery of preference shares of a particular series or other deposited securities, property and cash, $5.00 for each 100, or fraction of 100, ADSs evidenced by the ADRs issued or surrendered. We will pay all other charges of the ADR depositary and those of any registrar, co-transfer agent and co-registrar under the deposit agreement, but unless the applicable supplement specifies otherwise, we will not pay:

•	taxes, including issue or transfer taxes, Irish stamp duty or Irish stamp duty reserve tax other than that payable on the issue of preference shares to the custodian, and other governmental charges;

•	any applicable share transfer or registration fees on deposits or withdrawals of preference shares;

•

cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADRs or persons depositing or withdrawing preference shares of any series; or

•	expenses incurred or paid by the ADR depositary in conversion of foreign currency into U.S. dollars.

You will be responsible for any taxes or other governmental charges payable on your ADRs or on the preference shares underlying your ADRs. The ADR depositary may refuse to transfer your ADRs or allow you to withdraw the preference shares underlying your ADRs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited preference shares underlying your ADRs to pay any taxes owed and you will remain liable for any deficiency. If the ADR depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

General

Neither the ADR depositary nor we will be liable to ADR holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental authority, any present or future provision of our memorandum and articles of association or of the preference shares, or any act of God or war or other circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of us both under the deposit agreement are expressly limited to performing our duties without negligence or bad faith.

If any ADSs of a particular series are listed on one or more stock exchanges in the U.S., the ADR depositary will act as registrar or, at our request or with our approval, appoint a registrar or one or more co-registrars for registration of the ADRs evidencing the ADSs in accordance with any exchange requirements. The ADR depositary may remove the registrars or co-registrars and appoint a substitute(s) if we request it or with our approval.

The ADRs evidencing ADSs of any series are transferable on the books of the ADR depositary or its agent. However, the ADR depositary may close the transfer books as to ADRs evidencing ADSs of a particular series at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR or withdrawal of any preference shares of the corresponding series, the ADR depositary or the custodian may require the person presenting the ADR or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The ADR depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares evidenced by the ADR, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADR holder will remain liable for any deficiency.

Any ADR holder may be required from time to time to furnish the ADR depositary or the custodian with proof satisfactory to the ADR depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form of that series, or other information, to execute certificates and to make representations and warranties that the ADR depositary deems necessary or proper. Until those requirements have been satisfied, the ADR depositary may withhold the delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADR. The delivery, transfer and surrender of ADRs of any series may be suspended during any period when the transfer books of the ADR depositary are closed or if we or the ADR depositary deem it necessary or advisable.

The deposit agreement and the ADRs are governed by and construed in accordance with the laws of the State of New York.

TAX CONSIDERATIONS

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning preference shares, ADSs or debt securities. It applies to you only if you are an original purchaser of preference shares, ADSs or debt securities in an offering and you hold your preference shares, ADSs or debt securities as capital assets for tax purposes. This section does not purport to deal with persons in special tax situations, including dealers in securities, financial institutions, regulated investment companies, real estate investment trusts, entities classified as partnerships for U.S. federal income tax purposes, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, persons holding preference shares, ADSs or debt securities as part of a straddle or a hedging or conversion transaction, persons whose functional currency is not the U.S. dollar, persons liable for alternative minimum tax, or persons that actually or constructively own 10% or more of our voting stock.

This section is based on the Internal Revenue Code of 1986, as amended, (the “Code”) its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on the income tax convention between the United States of America and Ireland (the “Treaty”). These laws are subject to change, possibly on a retroactive basis. In addition, assuming that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms, for U.S. federal income tax purposes, if you hold ADRs evidencing ADSs, you will in general be treated as the owner of the preference shares represented by those ADSs. Exchanges of preference shares for ADSs or ADSs for preference shares generally will not be subject to U.S. federal income tax.

If a partnership holds the preference shares, ADSs or debt securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the preference shares, ADSs or debt securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the preference shares, ADSs or debt securities.

You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of preference shares, ADSs or debt securities in your particular circumstances.

U.S. Holders

This subsection describes the material U.S. federal income tax consequences to a U.S. holder of preference shares, ADSs or debt securities. A U.S. holder is a beneficial owner of a preference share, ADS or debt security that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Taxation of Debt Securities

This subsection deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue, debt securities that have no maturity date, convertible debt securities, and exchangeable debt securities will be discussed in an applicable supplement. Any unique U.S. federal income tax consequences of acquiring, holding and disposing of certain debt securities with specific features, such as debt securities with respect to which we have the option to reset the interest rate, spread, spread multiplier, or method of calculation, renewable debt securities, currency indexed debt securities (including currency linked debt securities, reverse currency linked debt securities, and multicurrency currency linked debt securities) debt securities linked to commodity prices, equity indices, or other factors, or debt securities with respect to which we have the option to extend the stated maturity of the debt securities, will be discussed in the applicable supplement. Undated Subordinated Debt Securities generally will not be treated as debt for U.S. federal income tax purposes and some Dated Subordinated Debt Securities may not be treated as debt for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities and any Dated Subordinated Debt Securities not treated as debt for U.S. federal income tax purposes will be discussed in an applicable supplement.

Payments of Interest

Payments of interest on a debt security generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting), provided that the interest is “qualified stated interest”, as defined below under “ – Original Issue Discount – General.”

Original Issue Discount

The following summary is a general discussion of the U.S. federal income tax consequences to U.S. holders of the purchase, ownership and disposition of debt securities issued with original issue discount for U.S. federal income tax purposes. The following summary is based upon final Treasury regulations released by the Internal Revenue Service under the original issue discount provisions of the Code.

General. For U.S. federal income tax purposes, original issue discount is (other than on short-term debt securities, which are discussed below under “– Short Term Debt Securities”) the excess of the stated redemption price at maturity of a debt security over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a debt security providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of such debt security). A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made, multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. The issue price of each debt security in an issue of debt securities equals the first price at which a substantial amount of such debt securities has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, dealers, or wholesalers). The stated redemption price at maturity of a debt security is the sum of all payments provided by the debt security other than qualified stated interest payments. Qualified stated interest is generally stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, over the entire term of the debt, at a single fixed rate or, subject to certain conditions, based on one or more indices. In addition, if a debt security bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., debt securities with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such debt security or any “true” discount on such debt security (i.e., the excess of the debt security’s stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the debt security would be treated as original issue discount rather than qualified stated interest. Notice will be given in the applicable supplement if a particular debt security will bear interest that is not qualified stated interest.

In the case of a debt security issued with de minimis original issue discount, a U.S. holder generally must include such de minimis original issue discount in income as stated principal payments on the debt security are made in proportion to the stated principal amount of the debt security. Any amount of de minimis original issue discount that has been included in income will be treated as capital gain upon the sale, exchange, or retirement of the debt security.

Payments of qualified stated interest on a debt security are taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting). A U.S. holder of an debt security issued with original issue discount, or a discount debt security, must include original issue discount in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. holder’s regular method of tax accounting. However, a U.S. holder will generally not be required to include separately in income cash payments received on the discount debt security to the extent those payments do not constitute qualified stated interest. In general, the amount of original issue discount included in income by the initial U.S. holder of an discount debt security is the sum of the daily portions of original issue discount with respect to such discount debt security for each day during the taxable year (or portion of the taxable year) in which such U.S. holder held such discount debt security. The daily portion of original issue discount on any discount debt security is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An accrual period may be of any length and may vary in length over the term of the discount debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between (i) the product of the discount debt security’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and (ii) the amount of any qualified stated interest payments allocable to such accrual period. Original issue discount allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price at the beginning of the final accrual period. Special rules apply for calculating original issue discount for an initial short accrual period. The adjusted issue price of an discount debt security at the beginning of any accrual period is the issue price of the discount debt security plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the discount debt security that were not qualified stated interest payments. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

Acquisition Premium. A U.S. holder that purchases a discount debt security for an amount that is greater than its adjusted issue price as of the purchase date, and less than or equal to the sum of all amounts payable on the discount debt security after the purchase date other than payments of qualified stated interest, will be considered to have purchased the discount debt security at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount which such U.S. holder must include in its gross income with respect to such discount debt security for any taxable year (or portion thereof in which the U.S. holder holds the discount debt security) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

Variable Rate Debt Securities. Under the Treasury regulations, a debt security will generally qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt security by more than a specified de minimis amount and (b) it provides for stated interest, paid or compounded at least annually, at current values of (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate.

A qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt security is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the debt security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate under the Treasury regulations unless such cap or floor is fixed throughout the term of the debt security.

An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). Other variable interest rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the debt security’s term.

A qualified inverse floating rate is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate.

The Treasury regulations also provide that if a debt security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the debt security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the debt security must be set at a current value of that rate. A current value of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

If a debt security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a variable rate debt instrument under the Treasury regulations and if the interest on such debt security is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the debt security will constitute qualified stated interest and will be taxed accordingly. Thus, a debt security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” under the Treasury regulations will generally not be treated as having been issued with original issue discount unless the debt security is issued at a “true” discount (i.e., at a price below the debt security’s stated principal amount) in excess of a specified de minimis amount.

The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a debt security is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt security. The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

In general, any other debt security that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the debt security. The Treasury regulations generally require that such a debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the debt security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the debt security. In the case of a debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the debt security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the debt security as of the debt security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

Once the debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the general original issue discount rules to the equivalent fixed rate debt instrument and a U.S. holder of the debt security will account for such original issue discount and qualified stated interest as if the U.S. holder held the equivalent fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the debt security during the accrual period.

Other Debt Securities. If a debt security does not qualify as a variable rate debt instrument under the Treasury regulations, then the debt security would be treated as a contingent payment debt instrument. The Treasury Department has issued final regulations (the “CPDI Regulations”) concerning the proper U.S. federal income tax treatment of contingent payment debt instruments. In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a conventional noncontingent payment debt instrument under current U.S. federal income tax law. Specifically, the CPDI Regulations generally require a U.S. holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper U.S. federal income tax treatment of debt securities that are treated as contingent payment debt instruments will be more fully described in the applicable supplement.

Certain of the debt securities (i) may be redeemable at our option prior to their stated maturity (a call option) and/or (ii) may be repayable by us at the option of the holder prior to their stated maturity (a put option). Debt securities containing such features may be subject to rules that differ from the general rules discussed above. The special rules applicable to such debt securities, if relevant, will be discussed in the applicable supplement.

Furthermore, any other special U.S. federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of debt securities will be discussed in the applicable supplement.

Election to Treat All Interest as Original Issue Discount. U.S. holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (as defined below), de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium (as defined below) or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. This election will generally apply only to the debt instrument with respect to which it is made and may be revoked only with the consent of the Internal Revenue Service.

Short-Term Debt Securities. Debt securities that have a fixed maturity of one year or less, or short-term debt securities, will be treated as having been issued with original issue discount. Under the Treasury regulations, all payments (including all stated interest) will be included in the stated redemption price at maturity, and thus, U.S. holders will generally be taxable on the original issue discount in lieu of stated interest. The original issue discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless the U.S. holder elects to compute this discount using tax basis instead of issue price. In general, an individual or other cash method U.S. holder is not required to accrue such original issue discount unless the U.S. holder elects to do so. If such an election is not made, any gain recognized by the U.S. holder on the sale, exchange or maturity of the short-term debt instrument will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity. In addition, a U.S. holder that does not elect to include currently accrued discount in income may be required to defer deductions for a portion of the U.S. holder’s interest expense with respect to any indebtedness incurred or continued to purchase or carry such debt securities. U.S. holders who report income for U.S. federal income tax purposes under the accrual method, and certain other holders, are required to accrue original issue discount on a short-term debt security on a straight-line basis unless an election is made to accrue the discount under a constant yield method (based on daily compounding).

Market Discount

If a U.S. holder purchases a debt security, other than an discount debt security or a short-term debt security, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of an discount debt security, for an amount that is less than its revised issue price as of the purchase date, such U.S. holder will be treated as having purchased such debt security at a market discount, unless such market discount is less than a specified de minimis amount. For this purpose, the revised issue price of a Debt security generally equals its issue price, increased by the amount of any original issue discount that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments.

Under the market discount rules, a U.S. holder will be required to treat any principal payment (or, in the case of an discount debt security, any payment that does not constitute qualified stated interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such debt security at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless the U.S. holder elects to accrue market discount under a constant yield method.

A U.S. holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a debt security with market discount until the maturity of the debt security or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. holder may elect to include market discount in income currently as it accrues (under either a ratable or a constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the debt security and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest income for U.S. federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. holder at a market discount on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

Premium

If a U.S. holder purchases a debt security for an amount that is greater than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, such U.S. holder will be considered to have purchased the debt security with amortizable bond premium equal in amount to such excess and will not be required to include any original issue discount in income. In the case of instruments that provide for alternative payment schedules, bond premium is calculated by assuming that (i) the holder will exercise or not exercise options in a manner that maximizes the holder’s yield and (ii) the issuer will exercise or not exercise options in a manner that minimizes the holder’s yield, except with respect to call options for which the issuer is assumed to exercise such call options in a manner that maximizes the holder’s yield. A U.S. holder may elect to amortize such premium using a constant yield method over the remaining term of the debt security and may offset interest otherwise required to be included in respect of the debt security during any taxable year by the amortized amount of such excess for the taxable year. Bond premium on a debt security held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the debt security. However, if the debt security may be optionally redeemed after the U.S. holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the debt security. Any election to amortize bond premium applies to all taxable debt instruments held by the U.S. holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

Disposition of a Debt Security

Except as discussed above, upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid qualified stated interest, which will be taxable as such) and such U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will equal such U.S. holder’s initial investment in the debt security increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to such debt security. Except with respect to short-term debt securities or debt securities subject to the CPDI Regulations as described above, with respect to gain or loss attributable to changes in exchange rates as described below, or with respect to market discount described above, such gain or loss will be capital gain or loss, will be U.S. source and will be long-term capital gain or loss if the debt security was held for more than one year by the U.S. holder at the time of such sale, exchange or retirement. Non-corporate U.S. holders are subject to reduced maximum rates of taxation on long-term capital gain and are generally subject to tax at ordinary income rates on short-term capital gain. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Debt Securities Denominated or on which Interest is Payable in a Foreign Currency

As used herein, “Foreign Currency” means a currency other than U.S. dollars.

Payments of Interest in a Foreign Currency - Cash Method. A U.S. holder who uses the cash method of accounting for U.S. federal income tax purposes and who receives a payment of interest on a debt security (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined at the spot rate on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. holder’s tax basis in such Foreign Currency. No exchange gain or loss will be recognized with respect to the receipt of such payment.

Payments of Interest in a Foreign Currency - Accrual Method. A U.S. holder who uses the accrual method of accounting for U.S. federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a debt security during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the spot rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. holder may translate such interest using the spot rate on the date of receipt. The above election will apply to all debt obligations held by the U.S. holder and may not be changed without the consent of the Internal Revenue Service. A U.S. holder should consult a tax advisor before making the above election. A U.S. holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined at the spot rate on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

Purchase, Sale and Retirement of Debt Securities. A U.S. holder who purchases a debt security with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the debt security, determined on the date of purchase.

For purposes of determining the amount of any gain or loss recognized by a U.S. holder on the sale, exchange, retirement or other disposition of a debt security that is denominated in a Foreign Currency, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the debt security is disposed of. Subject to the discussion below, such gain or loss will generally be capital gain or loss as discussed in “U.S. holders – Disposition of a Debt Security.” To the extent the amount realized upon the disposition of a debt security represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in “– Payments of Interest in a Foreign Currency” above. In the case of a debt security that is denominated in Foreign Currency and is traded on an established securities market as defined in applicable Treasury regulations, a cash basis U.S. holder (or an accrual basis U.S. holder that so elects) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. Such an election by an accrual basis U.S. holder must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service. A U.S. holder’s adjusted tax basis in a debt security will equal the cost of the debt security to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such debt security and reduced by any amortized premium and any payments other than qualified stated interest received by the holder. A U.S. holder’s tax basis in a debt security, and the amount of any subsequent adjustments to such holder’s tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such debt security, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

Gain or loss realized upon the sale, exchange or retirement of a debt security that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Such gain or loss generally will be U.S. source gain or loss. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the debt security, generally determined on the date such payment is received or the debt security is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the debt security, determined on the date the U.S. holder acquired the debt security. Such Foreign Currency exchange gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the debt security.

Original Issue Discount. In the case of an discount debt security or short-term debt security, (i) original issue discount is computed in the Foreign Currency, (ii) accrued original issue discount is translated into U.S. dollars as described in “– Payments of Interest in a Foreign Currency - Accrual Method” above and (iii) the amount of Foreign Currency exchange gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above. For these purposes, all receipts on a debt security will be viewed first, as the receipt of any qualified stated interest payments called for under the terms of the debt security; second, as receipts of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first; and third, as the receipt of principal.

Market Discount and Premium. In the case of a debt security with market discount, (i) market discount is computed in the Foreign Currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the debt security (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the spot rate on the date of such partial principal payment or disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the debt security in the manner described in “– Payments of Interest in a Foreign Currency – Accrual Method” above with respect to computation of exchange gain or loss on accrued interest.

With respect to a debt security acquired with amortizable bond premium, if an election is made to amortize the premium, such premium is computed in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. A U.S. holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the debt security. A U.S. holder that does not elect to amortize bond premium will translate the bond premium, computed in the applicable Foreign Currency, into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Exchange of Foreign Currencies. A U.S. holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a debt security equal to the U.S. dollar value of such Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. As discussed above, if the debt securities are traded on an established securities market, a cash basis U.S. holder (or an accrual basis U.S. holder that so elects) will determine the U.S. dollar value of the Foreign Currency by translating the Foreign Currency received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Such an election by an accrual basis U.S. holder must be applied consistently from year to year and cannot be revoked without the consent of the Internal Revenue Service. Accordingly, a U.S. holder’s basis in the Foreign Currency received would be equal to the U.S. dollar value of the Foreign Currency at the spot rate of exchange on the settlement date. Any gain or loss realized by a U.S. holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase debt securities) will be ordinary income or loss and will generally be U.S. source income or loss.

Tax Return Disclosure Regulations

Pursuant to Treasury regulations, any taxpayer that has participated in a reportable transaction and that is required to file a U.S. federal income tax return must generally attach a disclosure statement disclosing such taxpayer’s participation in the reportable transaction to the taxpayer’s tax return for each taxable year for which the taxpayer participates in the reportable transaction. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file a reportable transaction disclosure statement. The Treasury regulations provide that, in addition to certain other transactions, a loss transaction constitutes a reportable transaction. A loss transaction is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Treasury regulations specifically provide that a loss resulting from a Section 988 transaction (as defined in Section 988(c)(l) of the Code relating to foreign currency transactions) will constitute a Section 165 loss. In the case of individuals or trusts, whether or not the loss flows through from an S corporation or partnership, if the loss arises with respect to a Section 988 transaction, the applicable threshold amount is $50,000 in any single taxable year. Higher threshold amounts apply depending upon the taxpayer’s status as a corporation, partnership, or S corporation, as well as certain other factors. It is important to note, however, that the Treasury regulations provide that the fact that a transaction is a reportable transaction shall not affect the legal determination of whether the taxpayer’s treatment of the transaction is proper. Holders should consult their own tax advisors concerning the potential application of theses Treasury regulations to the debt securities.

Taxation of Preference Shares and ADSs

Dividends. Under the U.S. federal income tax laws, if you are a U.S. holder, the gross amount of any dividend paid by us out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a noncorporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold the preference shares or ADSs for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet certain other holding period requirements. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income. The dividend is ordinary income that you must include in income when you, in the case of preference shares, or the ADR depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the preference shares or ADSs and thereafter as capital gain.

Capital Gains. Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations,” if you are a U.S. holder and you sell or otherwise dispose of your preference shares or ADSs, you will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your preference shares or ADSs. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 will generally be long term capital gain taxed at a maximum rate of 15% if the holder has held the preference shares or ADSs for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

Based upon certain look-through rules applicable to related parties and proposed Treasury regulations which are not yet in effect but are proposed to become effective for taxable years beginning after December 31, 1994, we believe that we were not a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes in our most recent taxable year and do not expect to be considered a PFIC in the foreseeable future.

However, because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year. If we were treated as a PFIC for any taxable year during which a U.S. holder held preference shares or ADSs, certain materially adverse U.S. tax consequences could apply to the U.S. holder which may be mitigated if the holder makes certain U.S. federal income tax elections.

If a U.S. holder owns preference securities or ADSs during any year in which we are a PFIC, the holder must file an IRS Form 8621. In addition, if we were a PFIC for a taxable year in which we pay a dividend or for the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain noncorporate U.S. holders would not apply.

Non U.S. Holders

This subsection describes the tax consequences to a non U.S. holder of owning and disposing of debt securities, preference shares or ADSs. Undated Subordinated Debt Securities generally will not be treated as debt for U.S. federal income tax purposes and some Dated Subordinated Debt Securities may not be treated as debt for U.S. federal income tax purposes. The U.S. federal income tax consequences of owning and disposing Undated Subordinated Debt Securities and any Dated Subordinated Debt Securities not treated as debt for U.S. federal income tax purposes will be discussed in an applicable supplement. You are a non U.S. holder if you are a beneficial owner of a debt security, preference share or ADS and you are not a U.S. holder for federal income tax purposes as defined above.

If you are a U.S. holder, this subsection does not apply to you.

Subject to the discussion of backup withholding below and provided that interest is not effectively connected with a non-U.S. holder’s conduct of a trade or business (and, if an income tax treaty applies, is not attributable to such non-U.S. holder’s “permanent establishment” or fixed base in the United States), interest on a debt security is currently exempt from U.S. federal income taxes, including withholding taxes, if paid to a non-U.S. holder.

Subject to the discussion of backup withholding below, and provided that dividends paid in respect of preference shares or ADSs are not effectively connected with a non-U.S. holder’s conduct of a trade or business (and, if an income tax treaty applies, are not attributable to such non-U.S. holder’s “permanent establishment” or fixed base in the United States), such dividends on a preference shares or ADSs are currently exempt from U.S. federal income taxes, including withholding taxes, if paid to a non-U.S. holder.

In addition, subject to the discussion of backup withholding below, a non-U.S. holder will not be subject to U.S. federal income tax on any gain recognized on the sale or exchange of a debt security, preference share or ADS, provided that such gain is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an income tax treaty applies, is not attributable to such non-U.S. holder’s “permanent establishment” or fixed base in the United States) and, in the case of a non-U.S. holder who is an individual, such holder is not present in the United States for a total of 183 days or more during the taxable year in which such gain is realized and certain other conditions are met.

Interest or dividends received and any gain recognized by a non-U.S. holder on the sale or exchange of a debt security, preference share or ADS that is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, is attributable to such non-U.S. holder’s “permanent establishment” or fixed base in the United States), generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. A corporate non-U.S. holder also may be subject to a 30% “branch profits tax,” unless it qualifies for a lower rate under an applicable income tax treaty.

Information Reporting and Backup Withholding

Backup withholding and certain information reporting requirements may apply to payments of principal and interest on a debt security and payments of dividends or other taxable distributions with respect to a preference share or ADS made to certain non-corporate holders if such payments are made or are considered made in the United States (including payments on debt securities, preference shares or ADSs made by wire transfer from outside the United States to an account maintained by the holder with the paying agent in the United States). If such payments are considered to have been made in the United States, non-U.S. holders are generally exempt from these withholding and reporting requirements (assuming that the gain or income is otherwise exempt from U.S. federal income tax) but may be required to comply with certification and identification procedures in order to prove their exemption from these requirements. Similar rules requiring reporting through a U.S. branch of a broker and information reporting (but not backup withholding) will apply to a non-U.S. holder who sells a debt security through (a) a non-U.S. branch of a U.S. broker, or (b) a non-U.S. office of a broker that is (i) a controlled foreign corporation for U.S. tax purposes, (ii) a person 50% or more of whose income is effectively connected with a U.S. trade or business for a specified period, or (iii) a foreign partnership in which one or more of its partners are “U.S. Persons,” as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or a foreign partnership engaged in a U.S. trade or business, in either case unless the holder proves an exemption from the requirement.

Irish Taxation

The following discussion is a summary of certain material Irish tax considerations relating to the acquisition, holding and disposition of debt securities or ADRs issued by the Bank. The discussion is based on Irish law and revenue practice in effect on the date of this prospectus, relates only to the position of persons who are the absolute beneficial owners of their debt securities or ADRs and is for general information only. It does not constitute taxation or legal advice.

In particular the discussion does not address the tax consequences for certain classes of person such as dealers and does not necessarily apply where the income is deemed for tax purposes to be the income of any other person. The discussion does not deal with convertible securities. As preference shares will only be issued directly to investors in unusual circumstances, the tax consequences of acquiring, holding and disposing of preference shares or converting preference shares into ADRs (and vice versa) are not dealt with in this discussion. The discussion does not deal with the Irish tax consequences for any Irish tax resident persons (or any persons carry on a trade in Ireland through a branch or agency) of acquiring, holding and disposing of debt securities or ADRs. The discussion assumes that debt securities will not be quoted or listed on a stock exchange.

Prospective investors in debt securities, preference shares or ADRs are urged to consult their tax advisers regarding the applicable tax consequences of acquiring, holding and disposing of debt securities, preference shares or ADRs based on their particular circumstances.

Debt Securities

Withholding tax on interest

Subject to the Deposit Interest Retention Tax (“DIRT”) rules (set out in “— Deposit interest retention tax” below), all payments of principal and interest on the debt securities may be paid by the Bank without withholding or deduction for or on account of Irish income tax in circumstances where:

(a)	the debt securities carry a right to interest which is not yearly interest; or

(b)	interest on the debt securities is paid by the Bank in the ordinary course of the Bank carrying on its bona fide banking business in Ireland; or

(c)	other specific exemptions (such as the commercial paper exemption or the certificate of deposit exemption outlined under “— Debt Securities — Deposit interest retention tax” below) from interest withholding tax apply.

The Bank intends that interest on any debt securities will be paid by the Bank in the ordinary course of the Bank carrying on its bona fide banking business in Ireland and hence will be exempt from Irish interest withholding tax.

If no exemption from interest withholding tax applies then yearly interest will be paid under deduction of income tax at the standard rate (currently 20%) subject to any direction to the contrary from the Irish Revenue Commissioners in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Deposit interest retention tax

DIRT is a form of withholding tax that applies to interest paid by financial institutions such as the Bank. The rate of DIRT corresponds in most cases to the standard rate of income tax (currently 20%). However, an additional 3% (currently 23%) can apply where interest is not payable annually or at more frequent intervals.

Where the exemptions referred to in paragraphs (A) and (B) immediately below do not apply then interest/discount or premium on debt securities will be liable to DIRT unless the beneficial owner is a non resident and the appropriate declaration of non residence in the required format has been completed and provided to the Bank in advance of each payment.

(A)	Commercial paper exemption and certificate of deposit exemption from DIRT

DIRT will not apply to interest, discount or premium on debt securities which qualify for the commercial paper exemption or the certificate of deposit exemption as outlined below.

For the purpose of the commercial paper exemption, “commercial paper” is a debt security denominated in an amount of not less than €500,000 or US$500,000 (or another currency equivalent to €500,000 as defined in Section 246A Taxes Consolidation Act 1997 (as amended) (“TCA”)) in physical or electronic form which recognises an obligation to pay a stated amount, carries a right to interest or is issued at a premium or discount, and matures within 2 years.

For the purpose of the certificate of deposit exemption, “certificate of deposit” is a debt security denominated in an amount of not less than €500,000 or US$500,000 (or another currency equivalent to €500,000 as defined in Section 246A TCA) in physical or electronic form which recognises an obligation to pay a stated amount to bearer or to order, with or without interest and;

(a)	in the case of debt securities held in physical form, by the delivery of which, with or without endorsement, the right to receive the stated amount is transferable, or

(b)	in the case of debt securities held in electronic form, in respect of which the right to receive the stated amount is transferable.

Conditions for exemption

So long as any debt security constitutes commercial paper or a certificate of deposit (as outlined above) it shall be exempt from DIRT in the following circumstances:

(a)	if the person by whom or through whom the payment is made is not an Irish resident person and the payment is not made by or through an Irish branch or agency of a non-Irish resident company through which it carries on a trade or business in Ireland and the debt security is held in a “recognised clearing system” (within the meaning of Section 246A TCA), which includes DTC, Euroclear, Clearstream Banking SA and Clearstream Banking AG; or

(b)	if the person by whom or through whom the payment is made is an Irish resident person or if the payment is made by or through an Irish branch or agency of a non-Irish resident company through which it carries a trade or business in Ireland and either:

(i)	the debt security is held in a “recognised clearing system” (see above); or

(ii)	the person who is beneficially entitled to the interest is Irish resident and has provided their Irish tax registration number to the Bank or paying agent in advance of the payment; or

(iii)	the person who is the beneficial owner of the debt security and who is beneficially entitled to the interest is not Irish resident and has provided the

Bank or paying agent with a completed non resident declaration in the approved format in advance of the payment.

(B)	Revenue practice regarding a medium term debt securities exemption from DIRT

By virtue of Irish Revenue Commissioners practice, interest, discount or premium paid on debt securities can also qualify for exemption from DIRT in circumstances where:

(a)	the Bank does not sell the debt securities to Irish residents and does not offer the debt securities for sale in Ireland;

(b)	Dealers as a matter of contract undertake to the Bank that their action in any jurisdiction will comply with applicable laws and regulations and that they will not knowingly make primary sales (or knowingly offer to do so, or distribute any material in that connection in Ireland) to any Irish residents or persons;

(c)	the prospectus includes wording to the effect that each Dealer has confirmed that, with respect to the debt securities, it will not knowingly offer to sell the debt securities to an Irish resident, or to persons whose usual place of abode is Ireland and that it will not knowingly distribute or cause to be distributed in Ireland any offering material in connection with such debt securities;

(d)	the debt securities are cleared through a “recognised clearing system”; and

(e)	the debt securities are denominated in amounts of not less than £300,000 sterling or its equivalent.

Provisions ensuring compliance with the Irish Revenue Commissioners practice outlined above have been included in the relevant documentation in order to ensure that no DIRT will apply to payments of interest, discount or premium on medium term debt securities issued by the Bank.

Income tax

Interest, discount or premium on debt securities may have an Irish source and consequently may be chargeable to Irish income tax or corporation tax, as the case may be. However, under Irish domestic law, such income will not be chargeable to Irish income or corporation tax in the hands of a company that (i) is resident for tax purposes in an EU Member State other than Ireland and is not resident in Ireland or (ii) is resident for the purposes of the relevant double tax treaty in a territory with which Ireland has a double taxation treaty and that is not resident in Ireland, and in either case the interest is paid by the Bank in the ordinary course of its trade or business. This exemption will not apply if that person is chargeable to Irish corporation tax on the income of an Irish branch or agency to which the interest is attributable.

A liability to Irish income tax may also be reduced or eliminated under the terms of Ireland’s double taxation agreements.

In addition, the Irish Revenue Commissioners generally do not seek to assess such interest, discount or premium on debt securities to Irish tax in the hands of persons who are neither resident nor ordinarily resident in Ireland, except where such persons:

(a)	are chargeable in the name of a person (including a trustee) or in the name of an agent or a branch in Ireland which has the management or control of the interest, discount or premium; or

(b)	seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

(c)	are chargeable to Irish corporation tax on the income of an Irish branch or agency or to Irish income tax on the profits of a trade or business carried on in Ireland to which the interest, discount or premium is attributable.

The Bank is not aware of any change or intended change in this practice of the Irish Revenue Commissioners. However, there can be no assurance that this practice will continue to apply.

Capital Gains Tax

A holder of debt securities will not be subject to Irish taxes on capital gains provided that such holder of debt securities is neither resident nor ordinarily resident in Ireland and such holder of debt securities does not have an enterprise, or an interest in an enterprise, which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the debt securities are or were attributable.

Capital Acquisitions Tax

Where a gift or inheritance is taken under a disposition and the date of the disposition is on or after December 1, 1999, gifts or bequests of debt securities may be liable to Irish capital acquisitions tax if the disponer or the beneficiary is resident or ordinarily resident in Ireland for Irish tax purposes or if the debt securities which are the subject of the disposition are regarded as property situate in Ireland. Different rules apply where the gift or inheritance is taken under a disposition where the date of the disposition is before December 1, 1999.

Stamp Duty

The issue of debt securities will not give rise to a charge to Irish stamp duty.

The transfer of debt securities will not give rise to a charge to Irish stamp duty where the debt securities meet all of the following conditions:

(a)	they do not carry a right of conversion into stocks or marketable securities (other than loan capital) of a company having a register in Ireland or into loan capital having such a right,

(b)	they do not carry rights of the same kind as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus on liquidation,

(c)	they are issued for a price which is not less than ninety per cent of their nominal value, and

(d)	they do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument or other document relating to the debt securities.

The transfer of debt securities will not give rise to a charge to Irish stamp duty where the debt securities are transferred solely by delivery.

Where no exemption applies, the transfer of debt securities will give rise to a charge to Irish stamp duty at the rate of one per cent. of the higher of the market value or the consideration paid.

The Revenue Commissioners have confirmed to the Bank that transfers of debt securities effected by means of a transfer of an equitable interest in the debt securities through the electronic trading system run by DTC in the United States will, as a concession, be treated as being exempt from a charge to Irish stamp duty.

Reporting

Persons in Ireland paying interest to or receiving interest on behalf of another person may be required to provide certain information to the Irish Revenue regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

ADRs

Withholding tax on dividends

As explained above, an ADR is a certificate evidencing a specific number of ADSs of a specific series, each of which will represent preference shares of a corresponding series.

Distributions paid by the Bank in respect of preference shares (and hence ADRs) are generally subject to Irish dividend withholding tax (“DWT”), which currently applies at the rate of 20%.

However, certain investors who invest in ADRs can avail of a simplified procedure to allow for the receipt of dividend income without the deduction of DWT. The procedure is that a Qualifying Intermediary (QI) with appropriate provisions in its QI agreement with the Irish Revenue Commissioners, such as The Bank of New York, is allowed to receive and pass on the dividend from the Bank gross to any person on whose behalf it is to receive such distributions, or on whose behalf it is to receive from another QI payments representing such distributions, provided the address of the person beneficially entitled to the distributions is recorded on the QI register of depositary receipts as being located in the United States.

Where the ADRs are in turn held through one or more specified intermediaries (as defined in Section 172F TCA), dividends may still be paid without DWT provided the address of the beneficial owner of the ADRs, as shown in the register of the ultimate specified intermediary, is located in the United States.

This means that in the case of ADRs, exemption from DWT can be granted on the basis that the share register address of the person beneficially entitled to the distributions is in the United States. No specific declarations of exemption have to be completed by the ADR holder in these cases.

This simplified procedure for exemption from DWT may cease to apply, for example, where an SI ceases to be recognized as an SI by the Revenue Commissioners, The Bank of New York ceases to be authorized to act as a QI or investors cease to hold their preference shares in the form of ADRs.

Where the QI exemption explained above does not apply, then a charge to Irish DWT may apply. However, there are various other exemptions which may be available to non-Irish resident beneficial owners of ADRs who meet the conditions set out in Section 172D TCA (which are similar to the conditions summarized in paragraphs (a) to (f) of “— Income tax on dividends” below) who provide a certified non-resident declaration in a format approved by the Irish Revenue Commissioners. Certain ADR holders may be entitled to apply for a refund of DWT under a relevant double tax treaty with Ireland.

Income tax on dividends

Dividends paid by the Bank in respect of ADRs to a qualifying non-resident person (within the meaning of Section 153 TCA) will not be liable to Irish income tax. Otherwise a liability to Irish tax (currently at the rate of 20%) could arise unless reduced under the terms of a double taxation agreement.

The term “qualifying non-resident person” can be summarized as meaning-

(a)	a person other than a company who is neither resident nor ordinarily resident in Ireland and is, by virtue of the law of a relevant territory (a relevant territory being an EU member state (other than Ireland) or not being an EU member state, a territory with which Ireland has a double taxation agreement), resident for the purposes of tax in the relevant territory;

(b)	a company which is not resident in Ireland and is, by virtue of the law of a relevant territory, resident for the purposes of tax in the relevant territory but is not under the direct or indirect control of a person or persons who is or are resident in Ireland;

(c)	a company which is not resident in Ireland and is under the direct or indirect control of a person or persons who, by virtue of the law of a relevant territory, is or are resident for the purposes of tax in a relevant territory and who is or are not under the direct or indirect control of a person or persons who are not so resident;

(d)	a company which is not resident in Ireland, the principal class of shares of which is substantially and regularly traded on one or more recognized stock exchanges in a relevant territory or territories or on such other stock exchange as may be approved by the Irish Minister for Finance;

(e)	a company which is a 75% subsidiary (as defined in TCA) of another company and that other company meets the conditions set out in (d) above; or

(f)	a company which is wholly-owned by two or more companies, and each of those companies meets the conditions set out in (d) above.

For the purpose of paragraphs (a) to (f), “tax” means a tax imposed in the relevant territory which corresponds to Irish income or corporation tax, generally speaking, being a tax on income or profits.

Capital Gains Tax

A holder of ADRs will not be subject to Irish taxes on capital gains provided that such holder of ADRs is neither resident nor ordinarily resident in Ireland and such holder of ADRs does not have an enterprise, or an interest in an enterprise, which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the ADRs are or were attributable.

Capital Acquisitions Tax

Where a gift or inheritance is taken under a disposition and the date of the disposition is on or after December 1, 1999, gifts or bequests of ADRs may be liable to Irish capital acquisitions tax if the disponer or the beneficiary is resident or ordinarily resident in Ireland for Irish tax purposes or if the ADRs which are the subject of the disposition are regarded as property situate in Ireland. Different rules apply where the gift or inheritance is taken under a disposition where the date of the disposition is before December 1, 1999.

Stamp Duty

No Irish stamp duty is payable on transfers of or agreements to transfer ADRs, where the ADRs (or the underlying securities which they represent) are dealt in on a recognized stock exchange in the United States.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, on terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable supplement:

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the applicable supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

Some of the underwriters, dealers and agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received customary fees and commissions for these transactions.

Selling Restrictions

Irish Selling Restrictions

Any underwriter, dealer and/or agent in connection with an offering of debt securities has confirmed that it will not knowingly offer, sell or offer to sell debt securities to a resident of Ireland, or a person whose usual place of abode is in Ireland and it will not knowingly distribute or cause to be distributed in Ireland any offering material in connection with any debt securities. Any underwriter, dealer and/or agent in relation to the distribution of the debt securities will undertake that its actions as underwriter, dealer and/or agent in any jurisdiction will comply with all applicable laws and regulations.

Without prejudice to and in addition to the foregoing restrictions, each underwriter, dealer and/or agent in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series will also represent, warrant and undertake that it has not offered, sold, placed or underwritten and will not offer, sell, place or underwrite the issue of any securities or investments representing securities, including ADSs or ADRs, of any series in Ireland:

(a)	except in circumstances which do not require the publication of a prospectus pursuant to Article 3(2) of Directive 2003/71/EC, the Investment Funds, Companies and Miscellaneous Provisions Act 2005, the Prospectus (Directive 2003\71\EC) Regulations 2005 or the Prospectus Rules issued by the Irish Financial Regulator in March 2006;

(b)	otherwise than in compliance with the provisions of the Irish Companies Acts 1963-2006;

(c)	otherwise than in compliance with the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (S.I. No. 60 of 2007) (as amended), and they will conduct themselves in accordance with any codes or rules of conduct and any conditions or requirements, or any other enactment, imposed or approved by the Irish Financial Regulator with respect to anything done by them in relation to the securities or any investments representing securities, including ADSs or ADRs, of any series;

(d)	otherwise than in compliance with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued by the Irish Financial Regulator pursuant thereto; and

(e)	otherwise than in compliance with the provisions of the Irish Central Bank Acts 1942 – 2004 (as amended) and any codes of conduct rules made under Section 117(1) thereof.

United Kingdom Selling Restriction

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will have represented and agreed, that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA would not, if the AIB were not an authorized person, apply to AIB; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the United Kingdom.

European Economic Area Selling Restriction

Unless otherwise specified in any agreement between us and the underwriters, dealers and/or agents in relation to the distribution of the securities or any investments representing securities, including ADSs or ADRs, of any series and subject to the terms specified in the agreement, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “relevant member state”), any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs or ADRs, of any series will have confirmed and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of any securities or any investments representing securities which are the subject of the offering contemplated by the prospectus as completed by the applicable supplement in relation thereto to the public in that relevant member state except that it may, at any time, with effect from and including the relevant implementation date, make an offer of the securities to the public in that relevant member state:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer;

•	if the denomination per security being offered amounts to at least €50,000 (or the equivalent thereof in another currency); or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offering of securities referred to in the second to fifth bullet points above shall result in a requirement for the publication by us or any dealer of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

The expression “an offer of any securities or any investments representing securities to the public” in relation to such securities or investments in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities or investments to be offered so as to enable an investor to decide to purchase the securities or investments, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measures in each relevant member state.

FURTHER INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this prospectus.

VALIDITY OF SECURITIES

If stated in the supplement applicable to a specific issuance of debt securities, the validity of the securities under New York law may be passed upon for us by our U.S. counsel, Sidley Austin LLP. If stated in the supplement applicable to a specific issuance of debt securities, the validity of the securities under Irish law may be passed upon by our Irish solicitors, Matheson Ormsby Prentice. Sidley Austin LLP may rely on the opinion of Matheson Ormsby Prentice as to all matters of Irish law and Matheson Ormsby Prentice may rely on the opinion of Sidley Austin LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, unless otherwise specified in the applicable supplement, the validity of the debt securities will be passed upon for the underwriters by Sullivan & Cromwell LLP, and any Irish counsel for the underwriters specified in the applicable supplement. If no Irish counsel is specified, Sullivan & Cromwell LLP may also rely on the opinion of Matheson Ormsby Prentice as to certain matters of Irish law.

EXPERTS

The consolidated financial statements of Allied Irish Banks, p.l.c. as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance on the reports of KPMG, Chartered Accountants, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commission and expenses reimbursed by us, to be incurred in connection with a distribution of the securities registered under this registration statement:

Securities and Exchange Commission registration fee	$	*
Printing expenses		€5,000
Legal fees and expenses		€500,000
Accountants’ fees and expenses		€50,000
Trustee fees and expenses		€10,000
ADR Depositary’s fees and expenses		€5,000
Miscellaneous		€30,000

Total		€600,000

*	Deferred in accordance with Rule 456(b) and 457(r)

ALLIED IRISH BANKS,

public limited company

Debt Securities

Preference Shares

PROSPECTUS

The date of this prospectus is June 2, 2008.